PROSPECTUS SUPPLEMENT NO. 1 TO PROSPECTUS DATED NOVEMBER 7, 2005

 Filed pursuant to Rule 424(b)(3)
Under the Securities Act of 1933, as amended
(REGISTRATION STATEMENT NO. 333-128690)

Prospectus Supplement No. 1 dated June 14, 2006
To Prospectus dated November 7, 2005

VOXWARE, INC.

7,229,226 Shares of Common Stock

This is a supplement (“Prospectus Supplement No. 1”) to our prospectus, dated November 7, 2005 (the “Prospectus”), and should be read in conjunction with the Prospectus with respect to the offer and sale of an aggregate of 7,229,226 shares of our Common Stock by certain selling stockholders. Effective December 12, 2005, we effectuated a 1-for-150 reverse split of our Common Stock. The number of shares of our Common Stock which may be offered and sold pursuant to the Prospectus and this Prospectus Supplement No. 1 gives effect to such reverse stock split. The shares of our Common Stock may be offered and sold from time to time by our stockholders, as described in the Prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will not receive any proceeds from the sale of the shares other than the exercise price payable to us upon the exercise of the warrants.

Our Common Stock trades on the NASDAQ Capital Market under the ticker symbol “VOXW.” On June 12, 2006, the last reported sale price of our Common Stock was $5.17 per share.

This Prospectus Supplement No. 1 includes our attached (i) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, which we filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2006; and (ii) Current Report on Form 8-K filed with the Commission on May 25, 2006.

The information contained in this Prospectus Supplement No. 1, including the information attached hereto, supplements and supersedes, in relevant part, the information contained in the Prospectus. This Prospectus Supplement No. 1 is incorporated by reference into, and should be read in conjunction with, the Prospectus, and is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS AND ON PAGE 26 OF THE ATTACHED QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN ANY OF THE COMMON STOCK BEING OFFERED WITH THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒  QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended March 31, 2006

☐  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from  to
Commission File Number 0-021403

VOXWARE, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)
Delaware	36-3934824
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, NJ 08648
609-514-4100
(Address, including zip code and telephone number (including area code) of registrant’s principal executive office)

Securities registered pursuant to Section 12(b) of the Act:

NONE

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 par value per share

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days: Yes ☒  No ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act): Yes ☐  No ☒

State the number of shares outstanding of each of the Issuer’s classes of common stock, as of April 30, 2006.

Class      Number of Shares
___________________________  _________________

Common Stock, $0.001 par value    6,262,844

Transitional Small Business Disclosure Format (check) one: Yes ☐ No ☒

VOXWARE, INC. AND SUBSIDIARIES
QUARTERLY REPORT ON FORM 10-QSB
For Quarter Ended March 31, 2006

PART I. FINANCIAL INFORMATION

This Quarterly Report on Form 10-QSB contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that are based on the beliefs of our management, as well as assumptions made by, and the information currently available to, our management. When used in this Quarterly Report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed in this Quarterly Report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Quarterly Report. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent circumstances, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this Quarterly Report, or to reflect the occurrence of unanticipated events. You should carefully review the risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission (the “SEC”).

Item 1. Financial Statements

Voxware, Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)
	March 31, 2006	June 30, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,783	$3,639
Accounts receivable, net of allowance for doubtful accounts of $188 and
$116 at March 31, 2006 and June 30, 2005, respectively	1,689	2,408
Inventory, net	691	616
Deferred project costs	97	150
Prepaids and other current assets	134	61
Total current assets	9,394	6,874

PROPERTY AND EQUIPMENT, NET	382	238
OTHER ASSETS
Deferred financing costs, net	131	266
Capitalized software development costs	45	-
Other assets, net	49	36
Total other assets	225	302
TOTAL ASSETS	$10,001	$7,414

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$627	$666
Line of credit	-	1,000
Accounts payable and accrued expenses	2,556	3,103
Deferred revenues	1,441	1,501
Total current liabilities	4,624	6,270
Long-term debt, net of current maturities	220	334
Total liabilities	4,844	6,604

STOCKHOLDERS' EQUITY
7% cumulative Series D Convertible Preferred Stock, $0.001 par value, ($9,744 aggregate liquidation preference at June 30, 2005); 649,621,940 shares issued
and outstanding at June 30, 2005	-	650
Common Stock, $0.001 par value, 12,000,000 and 1,500,000,000 shares authorized as of March 31, 2006 and June 30, 2005, respectively;
6,262,844 and 521,354 shares issued and outstanding at
March 31, 2006 and June 30, 2005, respectively	6	1
Additional paid-in capital	77,755	70,795
Accumulated deficit	(69,690)	(66,626)
Deferred compensation	(2,896)	(4,022)
Accumulated other comprehensive (loss) gain	(18)	12
Total stockholders' equity	5,157	810
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,001	$7,414

The accompanying notes are an integral part of these financial statements.

Voxware, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES
Product revenues	$1,878	$4,132	$9,351	$9,796
Services revenues	803	850	2,642	2,366
Total revenues	2,681	4,982	11,993	12,162

COST OF REVENUES
Cost of product revenues	687	1,434	2,954	3,278
Cost of service revenues	799	757	2,748	2,449
Total cost of revenues	1,486	2,191	5,702	5,727

GROSS PROFIT	1,195	2,791	6,291	6,435

OPERATING EXPENSES
Research and development	837	623	2,400	1,582
Sales and marketing	1,337	856	3,683	2,020
General and administrative	733	714	2,160	2,195
Amortization of deferred employee compensation	399	512	1,208	1,232
Total operating expenses	3,306	2,705	9,451	7,029

OPERATING (LOSS) INCOME	(2,111)	86	(3,160)	(594)

OTHER (EXPENSES) INCOME
Interest expense, net of interest income	(1)	(62)	(47)	(185)
Gain on sale of tax loss carryforwards	-	-	248	-
Other (expenses) income, net	(16)	(13)	(85)	(8)

NET (LOSS) INCOME BEFORE INCOME TAXES	(2,128)	11	(3,044)	(787)

PROVISION FOR INCOME TAXES	(2)	-	(20)	-

NET (LOSS) INCOME	(2,130)	11	(3,064)	(787)
Dividends-Series D Convertible Preferred Stock	-	(171)	(80)	(524)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,130)	$(160)	$(3,144)	$(1,311)

NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS
Basic and diluted	$(0.34)	$(0.38)	$(0.59)	$(3.63)

WEIGHTED AVERAGE NUMBER OF SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	6,263	421	5,374	361

The accompanying notes are an integral part of these financial statements.

Voxware, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,064)	$(787)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	137	66
Gain on sale of tax loss carryforwards	(248)	-
Loss on disposal of equipment	-	24
Provision for doubtful accounts	80	(1)
Amortization of deferred employee compensation	1,208	1,232
Amortization of deferred financing costs	135	131
Changes in assets and liabilities:
Accounts receivable	639	(579)
Inventory	(75)	(168)
Deferred project costs	53	(423)
Prepaid expenses and other current assets	(73)	324
Other assets, net	(13)	(8)
Accounts payable and accrued expenses	(547)	(210)
Deferred revenues	(60)	943
Net cash (used in) provided by operating activities	(1,828)	544

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(281)	(92)
Proceeds from disposal of fixed assets	-	53
Proceeds from sale of tax loss carryforwards	248	-
Capitalized software development costs	(45)	-
Net cash used in investing activities	(78)	(39)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	347	300
Proceeds from equity financing	6,190	-
Repayment of long-term debt	(500)	(209)
Repayment of short-term borrowings	(1,000)	(300)
Purchase of fractional shares created by reverse stock split	(15)	-
Proceeds from exercise of stock options and warrants	58	23
Net cash provided by (used in) financing activities	5,080	(186)

Effects of foreign currency exchange rate on cash and cash equivalents	(30)	62

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,144	381
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,639	1,124
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,783	$1,505

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$51	$54
Issuance of common stock in payment of Series D preferred stock dividends	$80	$524
Reclass of preferred stock rescission liability to equity	$-	$2,051

The accompanying notes are an integral part of these financial statements.

Voxware, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
(unaudited)
(in thousands, except share data)

	Series D Preferred
	Number of Shares	Stated Value Amount	Common Stock Number of Shares	Par Value $.001 Amount	Additional Paid-in Capital	Deferred Employee Compensation	Accumulated Other Comprehensive Gain (Loss)	Accumulated Deficit	Total

Balance, June 30, 2004	659,424,187	$660	306,957	$-	$67,902	$(4,937)	$-	$(65,866)	$(2,241)
Amortization of deferred
compensation	-	-	-	-	-	1,232	-	-	1,232
Reclass of preferred stock
recission liability to equity	-	-	-	-	2,051	-	-	-	2,051
Conversion of Series D warrants
into Series D preferred stock	132,476	-	-	-	-	-	-	-	-
Conversion of Series D preferred
stock into common stock	(9,934,723)	(10)	66,231	-	10	-	-	-	-
Issuance of common stock in
settlement of accrued divdends
to Series D preferred stock	-	-	71,928	-	-	-	-	-	-
Issuance of stock options	-	-	-	-	984	(984)	-	-	-
Forfeited stock options	-	-	-	-	(257)	257	-	-	-
Exercise of stock options	-	-	10,833	-	23	-	-	-	23
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	(787)	(787)
Foreign currency translation
adjustment	-	-	-	-	-	-	62	-	62
Total Comprehensive loss									(725)
Balance, March 31, 2005	649,621,940	$650	455,949	$-	$70,713	$(4,432)	$62	$(66,653)	$340

The accompanying notes are an integral part of these financial statements

Voxware, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity (Continued)
(unaudited)
(in thousands, except share data)

	Series D Preferred
	Number of Shares	Stated Value Amount	Common Stock Number of Shares	Par Value $.001 Amount	Additional Paid-in Capital	Deferred Employee Compensation	Accumulated Other Comprehensive Gain	Accumulated Deficit	Total

Balance, June 30, 2005	649,621,940	$650	521,354	$1	$70,795	$(4,022)	$12	$(66,626)	$810
Amortization of deferred
compensation	-	-	-	-	-	1,208	-	-	1,208
Conversion of Series D preferred
stock into common stock	(649,621,940)	(650)	4,330,813	4	646	-	-	-	-
Issuance of common stock in
settlement of accrued divdends
to Series D preferred stock	-	-	12,685	-	-	-	-	-	-
Issuance of common stock for
cash, net of transaction costs	-	-	1,375,000	1	6,189	-	-	-	6,190
Issuance of stock options	-	-	-	-	257	(257)	-	-	-
Forfeited stock options	-	-	-	-	(175)	175	-	-	-
Exercise of stock options	-	-	23,705	-	58	-	-	-	58
Cash paid in lieu of issuing
fractional shares due to reverse
stock split	-	-	(713)	-	(15)	-	-	-	(15)

Comprehensive loss:
Net loss	-	-	-	-	-	-	-	(3,064)	(3,064)
Foreign currency translation
adjustment	-	-	-	-	-	-	(30)	-	(30)
Total Comprehensive loss									(3,094)
Balance, March 31, 2006	-	$-	6,262,844	$6	$77,755	$(2,896)	$(18)	$(69,690)	$5,157

The accompanying notes are an integral part of these financial statements

Voxware, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

1. Basis of Presentation

The unaudited interim financial statements of Voxware, Inc. and Subsidiaries (“Voxware” or the ”Company”) for the three and nine months ended March 31, 2006 and 2005 included herein, have been prepared in accordance with the instructions for Form 10-QSB under the Securities Exchange Act of 1934, as amended, and Item 310(b) of Regulation S-B under the Securities Act of 1933, as amended. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

The consolidated balance sheet at June 30, 2005 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by accounting principals generally accepted in the United States for complete financial statements. These statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

The consolidated statements of operations for the three and nine months ended March 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for the full fiscal year ended June 30, 2006, or any other future period.

The Company’s operating results may fluctuate significantly in the future as a result of a variety of factors, including the Company’s ability to compete in the voice-based logistics market, the budgeting cycles of potential customers, the lengthy sales cycle of the Company’s solution, the volume of and revenues derived from sales of products utilizing its third-party partners network, the introduction of new products or services by the Company or its competitors, pricing changes in the industry, the degree of success of the Company’s efforts to penetrate its target markets, technical difficulties with respect to the use of products developed by the Company or its licensees, and general economic conditions.

2. Significant Accounting Policies

Loss Per Share

The Company computes net loss per share under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS 128”). Basic loss per share is calculated by dividing net loss less dividends by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net loss less dividends by the weighted average number of shares of common stock outstanding for the period, adjusted to reflect the dilutive impact of potential shares of common stock outstanding during the period. As the Company had a net loss applicable to common stockholders, the impact of the assumed exercise of in-the-money stock options, warrants and the assumed conversion of Series D Convertible Preferred Stock (the "Series D Preferred Stock") in the aggregate amount of approximately 1,983,000 shares and 6,159,000 shares at March 31, 2006 and 2005, respectively, is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted earnings per share.

Reverse Split

On December 12, 2005, the Company effected a reverse split of all outstanding shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an exchange ratio of 1-for-150 (the “Reverse Split”). Under the terms of the Reverse Split, each shareholder received one share of Common Stock for every one hundred fifty shares of Common Stock owned as of the effective date. No fractional shares of Common Stock were issued as a result of the Reverse Split. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Company paid cash equal to such fraction multiplied by the closing trading price of the Common Stock on the trading day immediately preceding the effective day of the Reverse Split. There were no shares of Series D Preferred Stock outstanding on December 12, 2005, so Series D Preferred Stock was not impacted by the Reverse Split. All references in the consolidated financial statements to Common Stock shares and per share data have been adjusted retroactive to July 1, 2004 in response to the Reverse Split.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with Accounting Principals Board Opinion No. 25, “Accounting for Stock Issued to Employees” ("APB 25"), using an intrinsic value approach to measure compensation expenses, if any. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. Options issued to non-employees are accounted for in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” ("SFAS 123"), and Emerging Issues Task Force ( EITF ) Issue No. 96-18. “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods and Services,” using a fair value approach.

SFAS 123 established accounting and disclosure requirements using a fair value-basis method of accounting for stock-based employee compensation plans. As allowed by SFAS 123, the Company has elected to continue to follow the intrinsic value method of accounting as prescribed by APB 25 to account for employee stock options. Compensation expense was charged to operations in the three months and nine months ended March 31, 2006 and 2005, respectively, as follows:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Cost of product revenues	$1	$2	$4	$4
Cost of service revenues	11	11	34	34
Research and development	27	67	101	131
Sales and marketing	35	44	103	89
General and administrative	325	388	966	974
	$399	$512	$1,208	$1,232

Deferred employee compensation of $2,896,000 and $4,022,000 as of March 31, 2006 and June 30, 2005, respectively, is included in the accompanying consolidated financial statements. In accordance with SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model, with the following assumptions used for grants in fiscal years 2005 and 2004: risk-free interest rates ranging from 4.08% to 4.52% based on the rate in effect on the date of grant; no expected dividend yield; expected life of 8 years for the options; and expected volatility of 100%. The following table illustrates the effects on net loss applicable to common stockholders and net loss per share applicable to common stockholders if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(in thousands, except per share data)

Net loss applicable to common stockholders:
As reported	$(2,130)	$(160)	$(3,144)	$(1,311)
Add:
Stock-based employee compensation included in net loss	399	512	1,208	1,232
Less:
Stock-based compensation expense determined under
fair-value method for all awards, net of related tax effects	(49)	(1,575)	(572)	(1,661)

Pro forma net income (loss) applicable to common stockholders	$(1,780)	$(1,223)	$(2,508)	$(1,740)

Net income (loss) applicable to common stockholders - basic and diluted
As reported	$(0.34)	$(0.38)	$(0.59)	$(3.63)

Pro forma	$(0.28)	$(2.90)	$(0.47)	$(4.82)

Weighted average number of shares outstanding for use in computing
net loss per share applicable to common stockholders	6,263	421	5,374	361

The pro forma results above are not intended to be indicative of, or a projection of, future results.

Comprehensive Loss

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income” ("SFAS 130"). Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). SFAS 130 requires that all items defined as comprehensive income, including changes in the amounts of unrealized gains and losses on available-for-sale securities, be shown as a component of comprehensive income (loss). The only items of other comprehensive income of the Company in the nine months ended March 31, 2006 and 2005 are foreign currency translation adjustments.

Reclassifications

Certain amounts contained in the accompanying fiscal 2005 consolidated financial statements have been reclassified to conform to the fiscal 2006 presentation.

Recently Issued Accounting Pronouncements

In December 2004, FASB issued SFAS No. 123R, “Share-Based Payment" (“FAS 123R”), requiring all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based upon their fair values. As amended by the Securities and Exchange Commission (“SEC”) on April 14, 2005, small business public filers must implement FAS 123R no later than the start of the first fiscal year beginning after December 15, 2005, but earlier adoption is permitted. On March 29, 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"), which provides the Staff’s views regarding interactions between FAS 123R and certain SEC rules and regulations, and provides interpretations of the valuation of share-based payments for public companies. The Company expects to implement FAS 123R and SAB 107 effective as of July 1, 2006, and is currently determining the fair value method to measure compensation expense, the appropriate assumptions to include in the fair value model, and the transition method to use upon adoption. The impact of the adoption will vary based upon the specific assumptions used to determine the fair market value of share-based payments granted to employees, but the Company may report charges to operations totaling up to approximately $4,300,000 during the three years ending June 30, 2007 through 2009 for employee stock options currently outstanding. Additionally, the Company is contemplating accelerating the vesting of stock options previously granted to employees prior to the adoption of FAS 123R. This action, if executed, will accelerate the stock options charge to operations incurred by the Company.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations - An Interpretation of SFAS No. 143." This Interpretation provides additional guidance as to when companies should record the fair value of a liability for a conditional asset retirement obligation when there is uncertainty about the timing and (or) method of settlement of the obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect the adoption of FASB Interpretation No. 47 to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that a correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors for fiscal years beginning after December 15, 2005. The Company does not expect that the adoption of SFAS 154 will have a material impact on its consolidated financial position, results of operations or cash flows.

3. Series D Preferred Stock, Series D Preferred Stock Warrants, Common Stock and Common Stock Warrants

In 2003 and 2004, the Company issued Series D Preferred Stock through a series of private placements. The Series D Preferred Stock had a 7% dividend payable in cash or equity, at the election of the Company, and each share of Series D Preferred Stock was convertible into one share of the Company’s Common Stock at an initial conversion price of $0.015 per share. The Company paid in-kind dividends to holders of the Series D Preferred Stock through the issuance of 0 shares and 1,902,857 shares (12,686 shares after giving effect to the Reverse Split) of the Company’s Common Stock for the three and nine months ended March 31, 2006. For the three and nine month periods ended March 31, 2005, the Company paid in-kind dividends to holders of the Series D Preferred Stock through the issuance of 3,458,880 shares (23,059 shares after giving effect to the Reverse Split) and 7,678,739 shares (51,192 shares after giving effect to the Reverse Split), respectively.

Pursuant to the transaction documents relating to our private placements consummated in 2003 and 2004, the Company agreed to provide certain registration rights to the purchasers. Accordingly, the Company filed a registration statement in a timely manner, as required by such transaction documents. On September 9, 2004, the SEC asserted, among other things, a violation of Section 5 of the Securities Act in connection with these transactions. As such, the purchasers of the Series D Preferred Stock related to the April 2004 offering obtained the right to require the Company to repurchase the shares of Series D Preferred Stock sold at the original purchase price, plus statutory interest from the date of purchase for a period of one year following the date of violation. Upon learning of the SEC’s position in September 2004, the Company sought and obtained waivers of any right of rescission from the affected stockholders for 100% of the shares. However, since the waivers were not obtained until after year-end, a current liability in the amount of $2,051,000 was recorded at June 30, 2004. As 100% of the affected stockholders have since waived their rescission right, this amount was reclassed from a current liability to additional paid in capital in September 2004.

In August 2005, the Company conducted a private placement of 206,249,997 shares (1,375,000 shares after giving effect to the Reverse Split) of its Common Stock at a price of $0.032 per share ($4.80 per share after giving effect to the Reverse Split) to certain accredited investors. Aggregate proceeds to the Company were approximately $6,200,000, net of expenses and commissions. In connection with this transaction, the holders of a majority of the Company’s Series D Preferred Stock agreed to convert all of the Company’s outstanding shares of Series D Preferred Stock into shares of the Company’s Common Stock. As a result, 649,016,089 shares of Series D Preferred Stock were converted into 649,016,089 shares (4,326,774 shares after giving effect to the Reverse Split) of Common Stock and 1,902,857 shares (12,686 shares after giving effect to the Reverse Split) of the Company’s Common Stock was issued in lieu of paying cash dividends on the Series D Preferred Stock from July 1, 2005 through August 11, 2005. Further, the holders of a majority of the Company’s Series D Preferred Stock agreed to amend and restate all of the Company’s outstanding warrants to purchase shares of Series D Preferred Stock into warrants to purchase shares of Common Stock of the Company. In addition, certain holders of Series D Preferred Stock waived their right to receive options to purchase up to an aggregate of 18,666,667 shares (124,444 shares after giving effect to the Reverse Split) of Common Stock as a result of delays in registering shares issued under the 2003 and 2004 sales of Series D Preferred Stock.

As of March 31, 2006, the Company had warrants outstanding to purchase 1,161,706 shares of the Company’s Common Stock at exercise prices ranging from $0.15 per share to $18.825 per share, the last of which expire April 2014.

4. Borrowings

On December 30, 2003, the Company entered into a credit facility with Silicon Valley Bank (the “SVB Facility”). The SVB Facility initially provided the Company with $2,000,000 in financing, comprised of a $1,500,000 term loan and $500,000 working capital facility. The term loan is payable in monthly installments over a 36-month period commencing February 1, 2004. The SVB Facility bears interest at a rate of prime (7.75% as of March 31, 2006) plus 0.5% per annum, and is secured by all of the Company’s assets, including its intellectual property, and a guarantee by the Company’s two largest stockholders. In exchange for the SVB Facility guarantee, the stockholders were granted 133,333,333 warrants to purchase shares of the Company’s Series D Preferred Stock at an exercise price of $0.015 per share.

The Company engaged Hempstead & Co. as its valuation expert to assist in determining the fair value of the guarantee for which the warrants were issued. Based on the work performed by Hempstead & Co. as its valuation expert, the Company recorded a deferred financing asset of $526,000 on its balance sheet as of December 31, 2003. This deferred asset is being amortized over 36 months commencing on January 1, 2004, and has a remaining balance of $131,000 as of March 31, 2006.

On May 28, 2004, the Company entered into a modification agreement with Silicon Valley Bank to the term loan, deferring the seven monthly principal payments originally scheduled to occur from June 1, 2004 through December 1, 2004. Commencing on January 1, 2005, and over the remaining 24 payments, the deferred principal payments will be amortized and added to the original principal payment amount. The initial term of the loan has not been extended, and the final term loan payment, due on December 1, 2006, shall include all outstanding term loan principal and accrued interest.

On December 8, 2004, the Company entered into a second loan modification agreement with Silicon Valley Bank wherein, among other factors, the working capital line of credit was increased from $500,000 to $2,000,000. The terms of the modification agreement allowed for immediate availability of $666,667 under this working capital line of credit. The amount of availability is determined by subtracting from $2,000,000 the amount outstanding under the term loan. The principal amount due under the term loan was $500,000 as of March 31, 2006, with $1,500,000 available under the working capital line of credit at that date. Effective January 1, 2005, the monthly principal payment under the term loan is approximately $56,000. These monthly principal payments under the term loan have the effect of increasing the available working capital line of credit by an equal amount. The renewal interest rate is at prime plus one-half percent, with a minimum prime interest rate of 4.5%. As of March 31, 2006, the $1,500,000 working capital facility was fully available as there was no outstanding principal balance on this line of credit.

On November 9, 2005, the Company entered into a third loan modification agreement with Silicon Valley Bank, providing the Company with a line of credit of up to $1,000,000 (the “Equipment Line”) to finance the acquisition of certain eligible equipment purchased on or after April 1, 2005. The Company first drew upon the Equipment Line on December 16, 2005, and a principal balance of $347,000 was outstanding as of March 31, 2006. The unpaid principal balance drawn against the Equipment Line bears interest at a rate of prime plus 1.75%. The Company is required to make interest-only payments on the Equipment Line until principal payments commence on May 9, 2006. The principal balance is to be paid in 30 equal installments.

On January 20, 2006, with an effective date of December 26, 2005, the Company entered into a fourth loan modification agreement with Silicon Valley Bank, renewing the working capital line of credit to December 26, 2006. The terms remained materially the same as the second loan modification agreement, with the exception that letters of credit, foreign exchange contracts, and certain cash management related services, to the extent they may impose a liability on Silicon Valley Bank, are deducted from the available limit the Company may borrow. Any letters of credit, foreign exchange contracts, and certain cash management related services are each limited to a maximum of $100,000 in accordance with the terms of the fourth loan modification. As of March 31, 2006, the Company had no outstanding letters of credit or foreign exchange contracts, but does have a corporate credit card secured by the line of credit, which places a $35,000 restriction on the working capital line of credit.

The Company's wholly-owned subsidiary, Voxware n.v., had an equipment loan with KBC Bank Roeselare. The original amount of this loan was €70,000. This equipment loan was due November 13, 2005, and was payable in 36 equal installments of €2,136. Interest on the facility was charged at 6.12% per annum, and was secured by a blanket lien on equipment. This loan was paid in full and closed in December 2004.

5. Commitments and Contingencies

The Company leases its office facilities and certain equipment under operating leases with remaining non-cancelable lease terms generally in excess of one year. Rent expense, including escalations, was approximately $364,000 and $326,000 for the nine months ended March 31, 2006 and 2005, respectively. Future minimum rental payments for the Company’s office facilities and equipment under operating leases as of March 31, 2006 are as follows:

(in thousands)
Three months ending June 30, 2006	$124
Year ending June 30, 2007	382
Year ending June 30, 2008	17
Year ending June 30, 2009	1
$524

The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on the Company’s business, operating results or financial condition.

The Company has a three-year employment agreement with two of its officers. The agreement provides for minimum salary levels, adjusted annually at the discretion of the Board of Directors, and a bonus based upon the Company’s performance as measured against a business plan approved by the Company’s Board of Directors.

6. Gain on sale of tax loss carryforwards

The State of New Jersey passed legislation in 1999 allowing technology companies based in New Jersey to apply for transfer or sale of unused State of New Jersey net operating losses for cash. Profitable companies can buy these losses at a discount, thereby reducing their state tax obligations. The Company received a determination letter from the State of New Jersey to sell $3,133,000 of our losses, which generated cash proceeds of $248,000 during the nine months ended March 31, 2006. The Company did not participate in the program during fiscal 2005.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This report contains forward-looking statements. Such statements are subject to certain factors that may cause our plans to differ, or results to vary from those expected, including the risks associated with our need to introduce new and enhanced products and services in order to increase market penetration, and the risk of obsolescence of our products and services due to technological change; our need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for logistics, specializing in the supply chain sector; the potential for substantial fluctuations in our results of operations; competition from others; our evolving distribution strategy and increasing dependence on third-party distribution channels; the potential that voice-based products will not be widely accepted; and a variety of risks set forth from time to time in our filings with the SEC. We undertake no obligation to publicly release results of any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrences of unexpected results.

Overview:

We are a leading provider of voice-based technology that helps optimize the activities of warehouse and other logistics workers by providing real-time wireless connections between warehouse workers and logistics management solutions. Utilizing our leading speech recognition capabilities, we enable logistics management software and systems to streamline and enhance the accuracy and productivity of warehouse workers in doing repetitive, high-volume, labor-intensive tasks, including selection (picking) and loading of goods to be shipped, and receiving and temporarily stocking (replenishment and put away) goods moving into the warehouse. The benefits of our voice-enabled solutions have also been successfully applied to continuous real-time assurance of inventory accuracy (cycle count). Our products and services deliver voice prompts and responses that support complex logistics optimization workflows that can be tailored to individual customer requirements.

The VoiceLogistics® solution, overall, is a combination of software, hardware and professional services. Our VoxBrowser™ software offers our patented combination of powerful speech recognition software in VoiceXML compliant Web browser technology. This is client software designed to run on a wide variety of industry-standard mobile computers devised for demanding warehouse environments. These serve as the basis for the dynamic real-time link between highly mobile logistics workers, the warehouse management system (“WMS”) and supervisory personnel. We believe that our patented solution is unique in the industry because it is the first web-based, people-centric, interactive speech recognition application designed to VoiceXML standards, and is engineered specifically to operate in highly demanding industrial environments. VoxBrowser allows for the development and deployment of voice-based logistics solutions independent of the hardware platform on which it operates.

We sell VoiceLogistics primarily to large companies that operate warehouses and distribution centers. We have customers from a variety of industry sectors, including food service, grocery, retail, consumer packaged goods, automotive parts, third party logistics providers and wholesale distribution. Our technology has the ability to integrate easily (generally in less than 90 days) with an external WMS. VoiceLogistics revenues are generated from product sales, license fees, professional services and maintenance fees.

Historically, our sales were generated primarily by our own sales force working directly with the end users of the VoiceLogistics solution. With the introduction of VoxBrowser in 2005, and our ongoing development of additional VoiceLogistics products, we are investing substantial resources into expanding our partnership channels, with particular emphasis on the development of relationships with barcode equipment manufacturers and vendors, VARs (value added resellers), logistics consultants and WMS vendors. This is most recently evidenced through our agreements with LXE Inc. (“LXE”) and Symbol Technologies, Inc. (“Symbol”). Presently our direct sales continue to contribute the majority of our revenue; however we expect a shift to more third-party generated revenue in the future if our channel development efforts are successful.

Effective as of October 1, 2005, we entered into an agreement with LXE to outsource the manufacturing of our VLS-410 hardware. Under the terms of the agreement, we licensed certain hardware technology to LXE for production and distribution by LXE. We further authorized LXE to resell our recently introduced VoxBrowser™ product. LXE authorized us to resell certain next generation hardware products to be developed in the future. Each party is authorized to resell the other party’s products throughout the world. The agreement has an initial term of five years and is subject to automatic renewals. On January 6, 2006, Symbol endorsed our products by designating us as a “PartnerSelect Premier Independent Software Vendor” of voice-based solutions. We are actively soliciting similar relationships with other leading equipment vendors and their distributors.

Critical Accounting Policies:

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change, and the best estimates and judgments routinely require adjustment. The amounts of assets and liabilities reported in our balance sheets, and the amounts of revenues and expenses reported for each of our fiscal periods, are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, warranty costs, goodwill and intangible asset impairments, restructurings, inventory and income taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”, as amended. SOP No. 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” applies to the initial site implementation for certain customers requiring significant customization to our software. Revenues from product sales and license fees generally are recognized upon shipment of hardware and applicable software, or completion of the implementation, if applicable, provided collection is determined to be probable and there are no significant post-delivery obligations. If an acceptance period is required to ensure satisfactory delivery of customized software development, as typically occurs for the initial site implementation for new customers, revenues are recognized upon customer acceptance. Vendor-specific objective evidence of the fair value of certain hardware elements that are not sold separately is determined using the residual method. Services revenues for professional services fees are generally recognized upon completion of implementation, or over the period in which such services are rendered, provided there are no significant post-delivery obligations connected with such services.

Deferred revenue consists of unearned customer deposits and post-contract customer support (“PCS”) arrangements. Customer deposits are recognized as revenue upon customer acceptance of the underlying product and services in conjunction with the recognition of deferred project costs. PCS arrangements include extended hardware warranty, software maintenance revenues and depot management service fees. These arrangements, which sometimes include amounts bundled with initial revenues, are deferred upon invoicing and recognized as revenue over the term of the warranty or service period, which is typically one year.

We continue to generate royalty revenues from our speech coding technologies in the form of royalties, periodic license renewal fees, and maintenance fees. Royalty revenues are recognized at the time of the customer’s shipment of products incorporating the technology.

The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, and an assessment of international and economic risk, as well as the aging of the accounts receivable. If there is a change in a major customer’s credit worthiness, or if actual defaults differ from our historical experience, our estimates of recoverability of amounts due us could be affected.

Research and development expenditures are charged to operations as incurred. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” development costs incurred in connection with the research and development of software products and enhancements to existing software products are charged to expense as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. We capitalized $45,000 of software development costs during the three and nine months ended March 31, 2006. These costs will be amortized over the expected useful life of the software, commencing with general release of the software to customers.

We accrue for warranty costs based on our assessment of expected repair cost per unit, service policies and specific known issues. If we experience claims or significant changes in costs of services, such as third party vendor charges, materials or freight, which could be higher or lower than our historical experience, our cost of revenues could be affected.

Under SFAS No. 144, “Accounting for the Disposal of Long-Lived Assets”, intangible assets are evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized for an intangible asset to the extent that the asset’s carrying value exceeds its fair value, which is determined based upon the estimated future cash flows expected to result from the use of the asset, including disposition. Cash flow estimates used in evaluating for impairment represent management’s best estimates using appropriate assumptions and projections at the time.

Inventory purchases and purchase commitments are based upon forecasts of future demand. We value our inventory at the lower of average cost or market. If we believe that demand no longer allows us to sell our inventory above cost or at all, then we write down that inventory to market or write off excess inventory levels. If customer demand subsequently differs from our forecasts, requirements for inventory write-offs could differ from our estimates.

In accordance with SFAS No. 109, “Accounting for Income Taxes,” our deferred tax assets represent net operating loss carryforwards and temporary differences that will result in deductible amounts in future years if we have taxable income. We have established a 100% valuation allowance against our net deferred assets based on estimates and certain tax planning strategies. The carrying value of our net deferred tax assets assumes that it is more likely than not that we will not be able to utilize the benefit of these tax assets to offset future taxable income in certain jurisdictions. If these estimates and related assumptions change, we will adjust the valuation allowance.

On December 12, 2005, we effected a reverse split of all outstanding shares of our common stock, $0.001 par value per share (the “Common Stock”), at an exchange ratio of 1-for-150 (the “Reverse Split”). Under the terms of the Reverse Split, each shareholder received one share of Common Stock for every one hundred fifty shares of Common Stock owned as of the effective date. No fractional shares of Common Stock were issued as a result of the Reverse Split. In lieu of any fractional shares to which the stockholder would otherwise be entitled, we paid cash equal to such fraction multiplied by the closing trading price of the Common Stock on the trading day immediately preceding the effective day of the Reverse Split.

Our key accounting estimates and policies are reviewed with the Audit Committee of our Board of Directors.

Off-Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements.

Results of Operations

Three months ended March 31, 2006 compared to the three months ended March 31, 2005 (dollars in table are presented in thousands).

	Three Months ended March 31, 2006	% of Total Revenue	Three Months ended March 31, 2005	% of Total Revenue	$ Change	% Change

Product revenues	$1,878	70%	$4,132	83%	$(2,254)	(55%)
Services revenues	803	30%	850	17%	(47)	(6%)
Total revenues	2,681	100%	4,982	100%	(2,301)	(46%)

Cost of product revenues	687	26%	1,434	29%	(747)	(52%)
Cost of service revenues	799	30%	757	15%	42	6%
Total cost of revenues	1,486	55%	2,191	44%	(705)	(32%)

Gross profit	1,195	45%	2,791	56%	(1,596)	(57%)

Research and development	837	31%	623	13%	214	34%
Sales and marketing	1,337	50%	856	17%	481	56%
General and administrative	733	27%	714	14%	19	3%
Amortization of deferred
employee compensation	399	15%	512	10%	(113)	(22%)
Total operating expenses	3,306	123%	2,705	54%	601	22%

Operating (loss) income	(2,111)	(79%)	86	2%	(2,197)	N/M

Interest expense, net of interest income	(1)	(0%)	(62)	(1%)	61	98%
Gain on sale of tax loss carryforwards	0	0%	0	0%	0	N/A
Other expenses, net	(16)	(1%)	(13)	(0%)	(3)	(23%)
Net income (loss) before income taxes	(2,128)	(79%)	11	0%	(2,139)	N/M

Provision for income taxes	(2)	(0%)	0	0%	(2)	N/A

Net (loss) income	$(2,130)	(79%)	$11	0%	$(2,141)	N/M

Revenues

Our total revenues were $2,681,000 for the three months ended March 31, 2006, compared to total revenues of $4,982,000 for the three months ended March 31, 2005. The $2,301,000 (46%) decrease in total revenues primarily reflects a decrease in the number of unit sales of VLS-410 hardware and related software and implementation services. Product revenues accounted for 70% of revenues, and services revenues accounted for 30% of revenues, during the three months ended March 31, 2006, as compared to 83% from product revenues and 17% from services revenues for the three months ended March 31, 2005. Our revenues declined during the three months ended March 31, 2006, as a few large customers delayed the release of orders for current quarter shipment. Factors influencing such delays included, but were not limited to, changes in a customer’s executive management team leading to the reduction of the pace at which the VoiceLogistics solution is implemented at additional sites, and another customer’s decision to delay implementing the VoiceLogistics solution at a site while evaluating whether to retain the third party logistics operator of that site. In addition, another customer sold a key subsidiary and re-deployed the VoiceLogistics solution to a remaining site, thus eliminating a site at which VoiceLogistics could be newly implemented. We believe that specific events, such as these, at the customers’ corporate level are unrelated to the quality or market acceptance of our products and services. While we believe these delays are temporary, a similar delay occurred during our second quarter ended December 31, 2005 and we have not yet received the majority of these delayed orders. To date, our attempts to accelerate these orders with our customers have not proven effective and we have no assurances that we can catch up. During the three months ended March 31, 2006, the Company closed more deals with new customers than during any prior quarter of fiscal years 2005 or 2006. It is anticipated that revenue from several of these deals will be recognized during the three months ending June 30, 2006. Additionally, in conjunction with the release of VoiceLogistics Pro, the Company began training solutions partners in the use of that product during the quarter ended March 31, 2006. The Company expects to begin recognizing revenue from the licensing of VoiceLogistics Pro during the quarter ending June 30, 2006.

Total product revenues decreased $2,254,000 (55%) to $1,878,000 during the three months ended March 31, 2006, from $4,132,000 in the three months ended March 31, 2005. The decrease in product revenues during the three months ended March 31, 2006 was driven by a 65% decrease in the number of units sold during the three months ended March 31, 2006, compounded by a lower average price per unit. The lower price per unit is due to client software not being included in upgrades of VLS-410 units as replacements to VLS-310 units at existing customer sites, and increased competitive pressures. During the three months ended March 31, 2006, upgrades accounted for 37% of units sold as compared to 24% during the three months ended March 31, 2005. The decrease in number of units sold during the three months ended March 31, 2006 as compared to the three months ended March 31, 2005 was due primarily to delays of planned installations of the VoiceLogistics solution by certain key customers and potential customers due to events at their corporate level, independent of Voxware. The rate of decrease in product revenue is less than the rate of decrease in units sold because sales of headsets, batteries and other accessories decreased at a lower rate than the sale of units. Revenues from software licenses accounted for 24% of product revenues during the three months ended March 31, 2006 as compared to 37% for the three months ended March 31, 2005. This decrease reflects the reduced number of site implementations in the three months ended March 31, 2006, as well as the increased percentage of unit sales generated by upgrades, which do not include software licenses. However, we expect in coming periods that an increasing portion of our product revenue will come from licensing of software versus sales of hardware, resulting from our newly formed sales arrangements with third party equipment vendors.

Services revenues were primarily attributable to customer support and professional services fees relating to voice-based solutions. For the three months ended March 31, 2006, services revenues totaled $803,000, reflecting a decrease of $47,000 (6%) from services revenues of $850,000 for the three months ended March 31, 2005. The decrease in services revenues is attributable to a decreased number of VoiceLogistics implementations in the three months ended March 31, 2006 as compared to the prior fiscal year. The rate of decrease of services revenue (6%) was lower than product revenue (55%) during the three months ended March 31, 2006, because revenue from customer support and maintenance services is less prone to variations due to changes in unit sales than product revenue, and because subsequent sales of VoiceLogistics at additional sites for existing customers generally require less professional services than the initial deployments.

Cost of Revenues

Total cost of revenues decreased $705,000 (32%) from $2,191,000 for the three months ended March 31, 2005, to $1,486,000 for the three months ended March 31, 2006.

Cost of product revenues decreased $747,000 (52%) from $1,434,000 in the three months ended March 31, 2005, to $687,000 in the three months ended March 31, 2006. Such costs reflect materials, labor and overhead associated with the sale of our voice-based products. Our manufacturing staff, comprised of 5 individuals as of March 31, 2006 and 5 individuals as of March 31, 2005, is included in cost of product revenues. The decrease in cost of product revenues is primarily attributable to the 55% decrease in product revenue during the three months ended March 31, 2006, as compared to the three months ended March 31, 2005.

Cost of services revenues consists primarily of the expenses associated with customer maintenance support and professional services, including employee compensation, outside consulting services and travel expenditures. Professional services costs are tracked by project and deferred until the related project revenue is recognized. Costs of customer support and professional services staff in support of our sales and research and development activities are recorded as operating expenses. As of March 31, 2006, our customer support and professional services staff was comprised of 37 individuals, as compared to 33 individuals as of March 31, 2005. Cost of services revenues increased $42,000 (6%) from $757,000 in the three months ended March 31, 2005 to $799,000 in the three months ended March 31, 2006. This increase reflects an increase of $162,000 of project costs recognized during the three months ended March 31, 2006, which had been deferred as of December 31, 2005, as compared to the three months ended March 31, 2005. This was offset by an additional $103,000 of charges incurred by the customer support and professional services teams in support of research and development and sales activities in the three months ended March 31, 2006, as compared to the three months ended March 31, 2005, thus reducing the cost of services revenue by that amount.

Operating Expenses

Total operating expenses increased by $601,000 (22%) to $3,306,000 in the three months ended March 31, 2006, from $2,705,000 in the three months ended March 31, 2005. As of March 31, 2006, our operating personnel totaled 52 individuals compared to 40 at March 31, 2005.

Research and development expenses primarily consist of employee compensation, consulting fees and other costs associated with our voice recognition technology, hardware platform and VoiceLogistics software suite. In addition, costs incurred by our customer support and professional services teams relating to the development of our VoiceLogistics software suite are charged to research and development. As of March 31, 2006, our research and development team was comprised of 19 individuals compared to 18 individuals at March 31, 2005. Our research and development expenses increased $214,000 (34%) to $837,000 in the three months ended March 31, 2006, from $623,000 in the three months ended March 31, 2005. The increase in research and development expenses during the three months ended March 31, 2006 is due primarily to $156,000 of increased consulting fees and approximately $140,000 of increased costs incurred by our customer support and professional services teams in support of research and development activities, offset by a decrease of $52,000 of personnel costs and the capitalization of $45,000 of software development costs. Personnel costs were lower during the three months ended March 31, 2006 than in the same period of the prior year, despite the addition of one employee primarily due to lower accrued bonus costs of $73,000. The higher research and development costs are due primarily to the development of the VoiceLogistics Pro™ suite of products, which were launched in March, 2006.

Sales and marketing expenses primarily consist of employee compensation (including direct sales commissions), third party partnership fees, travel expenses and trade show expenses. Our sales and marketing staff was comprised of 21 individuals as of March 31, 2006 compared to 12 individuals as of March 31, 2005. Sales and marketing expenses increased $481,000 (56%) to $1,337,000 in the three months ended March 31, 2006, from $856,000 in the three months ended March 31, 2005. The increase in sales and marketing expenses is due primarily to increased salary expenses, marketing programs and travel costs reflecting our focus on expanding customer base and channel partner relationships both domestically and abroad. We expect to continue investing additional resources in the expansion of our marketing programs and channel partner relationships, so sales and marketing expenses will remain at levels above the prior fiscal year.

General and administrative expenses consist primarily of employee compensation and fees for insurance, rent, office expenses and professional services. As of March 31, 2006, the general and administrative staff was comprised of 12 individuals compared to 10 individuals at March 31, 2005. General and administrative expenses increased $19,000 (3%) to $733,000 in the three months ended March 31, 2006, from $714,000 in the three months ended March 31, 2005. Outside professional services costs, including legal, accounting and outside consulting fees, increased $11,000 during the three months ended March 31, 2006, compared to the three months ended March 31, 2005, while equipment, supplies and related office expenses increased $23,000 and personnel costs increased $49,000 due to the increased staff size. These increases were offset by lower accrued bonus costs of $73,000 during the three months ended March 31, 2006, compared to the three months ended March 31, 2005.

The non-cash charge of deferred employee compensation expense for the three months ended March 31, 2006 was $399,000 and $512,000 for the three months ended March 31, 2005.

Interest Expense

Interest expense is reported net of interest income earned. Net interest charges for the three months ended March 31, 2006 were $1,000 compared to $62,000 for the three months ended March 31, 2005, a decrease of $61,000 (98%). The decrease is primarily due to interest income of $61,000 earned during the three months ended March 31, 2006 on the net proceeds received from the sale of our Common Stock in August 2005. Interest expense relates primarily to the Silicon Valley Bank credit facility issued December 30, 2003. The interest rate on the Silicon Valley Bank credit facility was 7.75% as of March 31, 2006, as compared to 6.25% as of March 31, 2005. The increased interest rate was offset by our lower outstanding debt, which was $847,000 as of March 31, 2006, as compared to $1,167,000 as of March 31, 2005.

Benefit from Income Taxes

The provision for income tax benefits accounts for our tax obligations to various federal and state governments. The income tax provision was $2,000 for the three months ended March 31, 2006, as compared to $0 for the three months ended March 31, 2005. Historically, we have incurred substantial losses for both accounting and tax purposes, and thus had no current income tax obligations. There are significant differences in calculating income or loss for accounting and tax purposes, primarily relating to charges such as amortization of deferred employee compensation that are recorded in the current period for accounting purposes, but are deferred for tax purposes. Furthermore, tax laws differ in each jurisdiction, yielding differing amounts of taxable income or loss in each jurisdiction. While we have substantial net operating losses to offset taxable income in some taxing jurisdictions, certain restrictions preclude us from fully utilizing the benefit of these net operating losses. In addition, the expansion of our business requires us to file taxes in jurisdictions where we did not previously operate, and thus do not have established net operating loss carryforwards to offset the tax liability.

Nine months ended March 31, 2006 compared to the nine months ended March 31, 2005 (dollars in table are presented in thousands).

	Nine Months Ended March 31, 2006	% of Total Revenue	Nine Months Ended March 31, 2005	% of Total Revenue	$ Change	% Change

Product revenues	$9,351	78%	$9,796	81%	$(445)	(5%)
Services revenues	2,642	22%	2,366	19%	276	12%
Total revenues	11,993	100%	12,162	100%	(169)	(1%)

Cost of product revenues	2,954	25%	3,278	27%	(324)	(10%)
Cost of service revenues	2,748	23%	2,449	20%	299	12%
Total cost of revenues	5,702	48%	5,727	47%	(25)	(0%)

Gross profit	6,291	52%	6,435	53%	(144)	(2%)

Research and development	2,400	20%	1,582	13%	818	52%
Sales and marketing	3,683	31%	2,020	17%	1,663	82%
General and administrative	2,160	18%	2,195	18%	(35)	(2%)
Amortization of deferred
employee compensation	1,208	10%	1,232	10%	(24)	(2%)
Total operating expenses	9,451	79%	7,029	58%	2,422	34%

Operating loss	(3,160)	(26%)	(594)	(5%)	(2,566)	(432%)

Interest expense, net of interest income	(47)	(0%)	(185)	(2%)	138	75%
Gain on sale of tax loss carryforwards	248	2%	0	0%	248	N/A
Other expenses, net	(85)	(1%)	(8)	(0%)	(77)	(963%)
Net loss before income taxes	(3,044)	(25%)	(787)	(6%)	(2,257)	(287%)

Provision for income taxes	(20)	(0%)	0	0%	(20)	N/A

Net loss	$(3,064)	(26%)	$(787)	(6%)	$(2,277)	(289%)

Revenues

Our total revenues were $11,993,000 for the nine months ended March 31, 2006, compared to total revenues of $12,162,000 for the nine months ended March 31, 2005. The $169,000 (1%) decrease in revenues is primarily due to decreases in revenues generated from the sale of hardware units and licensing of software, offset by increases in hardware warranty and software maintenance services. Product revenues accounted for 78% of revenues during the nine months ended March 31, 2006, as compared to 81 % during the nine months ended March 31, 2005. Services revenues accounted for 22 % of revenue during the nine months ended March 31, 2006, as compared to 19% during the nine months ended March 31, 2005.

Product revenues include sales of VLS hardware units and accessories, licensing of software, extended hardware warranty, and royalties from the Company’s speech compression technology. Total product revenues decreased $445,000 (5%) to $9,351,000 during the nine months ended March 31, 2006, from $9,796,000 in the nine months ended March 31, 2005. The decrease in product revenues during the nine months ended March 31, 2006 was driven by a 19% decrease in the number of units sold during the period, coupled by a lower average price per unit. The lower price per unit is due to client software not being included in upgrades of VLS-410 units as replacements to VLS-310 units at existing customer sites, and increased competitive pressures. During the nine months ended March 31, 2006, upgrades accounted for 28% of units shipped as compared to 21% during the nine months ended March 31, 2005. In addition, revenue that was deferred as of June 30, 2005, and recognized during the nine months ended March 31, 2006, exceeded that of the prior year because of the timing of completion of implementation projects.

Services revenues were primarily attributable to customer support and professional services fees relating to voice-based solutions. For the nine months ended March 31, 2006, services revenues totaled $2,642,000, an increase of $276,000 (12%) from services revenues of $2,366,000 for the nine months ended March 31, 2005. The increase in services revenues is primarily attributable to an increase of $234,000 (25%) in customer support services during the nine months ended March 31, 2006, as compared to the same period in the prior fiscal year. Revenues from customer support services tend to grow over time as additional software licenses are sold. The rate of growth of customer support revenues is expected to slow during the next year in response to the lower software license revenues during the nine months ended March 31, 2006. Professional services revenues were $1,460,000 during the nine months ended March 31, 2006, as compared to $1,417,000 during the same period in the prior fiscal year, an increase of $43,000 (3%). Revenues from professional services remained stable, despite the reduction in number of new VoiceLogistics site implementations, due to an increase in revenues derived from customized software application development projects during the nine months ended March 31, 2006. We expect the capabilities of our VoiceLogistics Pro product will allow faster and less expensive implementations in the future, which may lead to lower professional services revenues for new customers.

Cost of Revenues

Total cost of revenues decreased $25,000 (less than 1%) from $5,727,000 for the nine months ended March 31, 2005, to $5,702,000 for the nine months ended March 31, 2006.

Cost of product revenues decreased $324,000 (10%) from $3,278,000 in the nine months ended March 31, 2005, to $2,954,000 in the nine months ended March 31, 2006. Such costs reflect materials, labor and overhead associated with the sale of our voice-based products. Included in our cost of product revenues is our manufacturing staff, comprised of 5 individuals as of both March 31, 2006 and 2005. The increase in cost of product revenues is primarily attributable to the 19% decrease in the number of units shipped during the nine months ended March 31, 2006, as compared to the nine months ended March 31, 2005. Warranty costs were lower during the nine months ended March 31, 2006 than in the nine months ended March 31, 2005 because the VLS-410, which we began to sell late in fiscal year 2004, has proven more reliable and less expensive to maintain than its predecessor, the VLS-310. Warranty coverage on all VLS-310 units expired prior to June 30, 2005.

Cost of services revenues consists primarily of the expenses associated with customer maintenance support and professional services, including employee compensation, outside consulting services and travel expenditures. Professional services costs are tracked by project, and are deferred until the related project revenue is recognized. Costs of customer support and professional services staff in support of our sales and research and development activities are recorded as operating expenses. As of March 31, 2006, our customer support and professional services staff was comprised of 37 individuals as compared to 33 individuals as of March 31, 2005. Cost of services revenues increased $299,000 (12%) from $2,449,000 in the nine months ended March 31, 2005 to $2,748,000 in the nine months ended March 31, 2006. This increase is due to the 12% increase in services revenue during the same periods, reflecting the additional cost to support a greater number of sites and users equipped with the VoiceLogistics product line. The increased costs are primarily attributed to $127,000 of higher labor costs, $66,000 of higher travel costs and $19,000 of higher outside consulting services during the nine months ended March 31, 2006. In addition, there was an increase of $501,000 of project costs recognized during the nine months ended March 31, 2006, which had been deferred as of June 30, 2005, as compared to the nine months ended March 31, 2005. These increases were offset by $390,000 of additional charges incurred by the customer support and professional services staff in support of our sales and research and development activities during the nine months ended March 31, 2006, as compared to the nine months ended March 31, 2005.

Operating Expenses

Total operating expenses increased by $2,422,000 (34%) to $9,451,000 in the nine months ended March 31, 2006, from $7,029,000 in the nine months ended March 31, 2005. As of March 31, 2006, our operating personnel totaled 52 individuals compared to 40 at March 31, 2005.

Research and development expenses primarily consist of employee compensation, consulting fees and other costs associated with our voice recognition technology, hardware platform and VoiceLogistics software suite. In addition, costs incurred by our customer support and professional services teams relating to the development of our VoiceLogistics software suite are charged to research and development. As of March 31, 2006, our research and development team was comprised of 19 individuals compared to 18 individuals at March 31, 2005. Our research and development expenses increased $818,000 (52%) to $2,391,000 in the nine months ended March 31, 2006, from $1,582,000 in the nine months ended March 31, 2005. The increase in research and development expenses during the nine months ended March 31, 2006 is due primarily to $218,000 of increased personnel costs, $324,000 of increased consulting fees, and $274,000 of increased costs incurred by our customer support and professional services teams in support of research and development activities. The increases are primarily related to the development of the next generation VoiceLogistics suite of products, which were launched in March, 2006.

Sales and marketing expenses primarily consist of employee compensation (including direct sales commissions), third party partnership fees, travel expenses and trade show expenses. Our sales and marketing staff was comprised of 21 individuals at March 31, 2006, compared to 12 individuals at March 31, 2005. Sales and marketing expenses increased $1,663,000 (82%) to $3,683,000 in the nine months ended March 31, 2006, from $2,020,000 in the nine months ended March 31, 2005. The increase in sales and marketing expenses is due primarily to salary expenses, marketing programs, recruiting fees and travel costs, reflecting our focus on expanding customer base and channel partner relationships both domestically and abroad. In addition, third party finders fees increased in response to the increased revenue derived from channel partners in the nine months ended March 31, 2006, as compared to the nine months ended March 31, 2005. We expect to continue investing additional resources in the expansion of our marketing programs and channel partner relationships, so sales and marketing expenses will remain at levels above the prior fiscal year.

General and administrative expenses consist primarily of employee compensation and fees for insurance, rent, office expenses and professional services. As of March 31, 2006, the general and administrative staff was comprised of 12 individuals compared to 10 individuals at March 31, 2005. General and administrative expenses decreased $35,000 (2%) to $2,160,000 in the nine months ended March 31, 2006, from $2,195,000 in the nine months ended March 31, 2005. Outside professional services costs, including legal, accounting and outside consulting fees, decreased $127,000 during the nine months ended March 31, 2006, compared to the nine months ended March 31, 2005, while equipment, supplies and related office expenses decreased $46,000 and severance costs decreased approximately $30,000. These decreases were offset by personnel costs of $159,000 associated with the increased staff size.

The non-cash charge of deferred employee compensation expense for the nine months ending March 31, 2006 was $1,208,000 as compared to $1,232,000 for the nine months ending March 31, 2005.

Interest Expense

Interest expense is reported net of interest income earned. Net interest charges for the nine months ended March 31, 2006 were $47,000, compared to $185,000 for the nine months ended March 31, 2005, a decrease of $138,000 (75%). The decrease is primarily due to interest income of $141,000 earned during the nine months ended March 31, 2006 on the net proceeds received from the sale of our Common Stock in August 2005. Interest expense relates primarily to the Silicon Valley Bank credit facility issued December 30, 2003. The interest rate on the Silicon Valley Bank credit facility was 7.75% as of March 31, 2006, as compared to 6.25% as of March 31, 2005. The increased interest rate was offset by our lower outstanding debt, which was $847,000 as of March 31, 2006, as compared to $1,167,000 as of March 31, 2005.

Gain on Sale of Tax Loss Carryforwards

The State of New Jersey passed legislation in 1999 allowing technology companies based in New Jersey to apply for transfer or sale of unused State of New Jersey net operating losses for cash. Profitable companies can buy these losses at a discount, thereby reducing their state tax obligations. We received a determination letter from the State of New Jersey to sell $3,133,000 of our losses, which generated cash proceeds of $248,000 during the nine months ended March 31, 2006. We did not participate in the program during fiscal 2005.

Provision for Income Taxes

The provision for income taxes accounts for our tax obligations to various federal and state governments. The provision for income taxes was $20,000 for the nine months ended March 31, 2006, as compared to $0 for the nine months ended March 31, 2005. During the nine months ended March 31, 2006, we had a net loss before taxes of $2,992,000 for accounting purposes. There are significant differences in calculating income or loss for accounting and tax purposes, primarily relating to charges such as amortization of deferred employee compensation that are recorded in the current period for accounting purposes, but are deferred for tax purposes. Furthermore, tax laws differ in each jurisdiction, yielding differing amounts of taxable income or loss in each jurisdiction. While we have substantial net operating losses to offset taxable income in some taxing jurisdictions, certain restrictions preclude us from fully utilizing the benefit of these net operating losses. In addition, the expansion of our business requires us to file taxes in jurisdictions where we did not previously operate, and thus do not have established net operating loss carryforwards to offset the tax liability.

Liquidity and Capital Resources

As of March 31, 2006, we had $6,783,000 in cash and cash equivalents, compared to $3,639,000 in cash and cash equivalents as of June 30, 2005, an increase of $3,144,000. Our working capital as of March 31, 2006 was $4,770,000 compared to $604,000 as of June 30, 2005, an increase of $4,166,000.

Net cash used in operating activities totaled $1,828,000 for the nine months ended March 31, 2006, primarily consisting of a net loss of $3,064,000, adjusted for the one-time gain of $248,000 on the sale of tax loss carryforwards, a decrease of $547,000 in accounts payable and accrued expenses, an increase of $75,000 in inventory, and an increase of $73,000 in prepaid expenses and other current assets; offset by a decrease of $639,000 in accounts receivable, a decrease in deferred project costs of $53,000 and non-cash charges including amortization of deferred employee compensation of $1,208,000, amortization of financing costs of $135,000, depreciation and amortization charges of $137,000, and provision for doubtful accounts of $80,000. Changes to the balances of accounts receivable were primarily due to the decrease in revenue during the three months ended March 31, 2006 as compared to the three months ended June 30, 2005. Changes to inventory and deferred project costs were due primarily to the timing of sales within the period, which were weighted towards the end of the quarter. Accounts payable and accrued expenses decreased during the nine months ended March 31, 2006, as funding from the August 2005 private placement provided resources that allowed us to reduce our outstanding liabilities. Net cash provided by operating activities totaled $544,000 for the nine months ended March 31, 2005, primarily consisting of net loss of $787,000, an increase in accounts receivable of $579,000, an increase in deferred project costs of $423,000, a decrease of $210,000 in accounts payables and accrued expenses, and an increase in inventory of $168,000; offset by an increase in deferred revenue of $943,000, a decrease of $324,000 of prepaid expenses and other current assets, a loss of $24,000 from the disposal of fixed assets, as well as non-cash charges of amortization of deferred employee compensation of $1,232,000, amortization of financing costs of $131,000 and depreciation and amortization charges of $66,000.

In the nine months ended March 31, 2006, net cash used in investing activities totaled $78,000 as a result of purchases of property and equipment totaling $281,000 and capitalized software development costs totaling $45,000, offset by proceeds totaling $248,000 from the sale of tax loss carryforwards. In the nine months ended March 31, 2005, net cash used in investing activities totaled $39,000 as a result of purchases of property and equipment totaling $92,000 netted against proceeds of $53,000 from the disposal of assets.

Net cash provided by financing activities totaled $5,080,000 during the nine months ended March 31, 2006. A private placement of our Common Stock in August 2005 yielded net proceeds of approximately $6,190,000, while $58,000 was raised from the exercise by employees of options to purchase Common Stock. We borrowed $347,000 during the nine months ended March 31, 2006 against a line of credit for the purchase of equipment. The $1,000,000 borrowed against the working line of credit as of June 30, 2005 was fully paid during the nine months ended March 31, 2006. In addition, $500,000 was paid against long-term debt and $15,000 was paid to repurchase fractional shares created by the Reverse Split of our Common Stock in December 2005. Net cash used in financing activities totaled $186,000 during the nine months ended March 31, 2005, consisting primarily of a $209,000 repayment of our long-term debt. During the nine months ended March 31, 2005, $300,000 was borrowed and subsequently repaid against the Silicon Valley Bank line of credit.

During fiscal years 2003 and 2004, we completed a series of private placements of Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The Series D Preferred Stock had a 7% dividend payable in cash or equity, at our election, and was convertible into Common Stock on a one-for-one basis. Pursuant to these transactions, warrants to purchase Series D Preferred Stock were also provided to certain holders of the Series D Preferred Stock. As of June 30, 2005, 649,621,940 shares of Series D Preferred Stock and warrants to purchase 156,879,326 shares of Series D Preferred Stock were outstanding. In July 2005, 605,851 shares of Series D Preferred Stock were converted into Common Stock.

On August 11, 2005, we entered into a Common Stock Purchase Agreement with certain accredited investors, pursuant to which we agreed to issue an aggregate of up to 206,250,000 shares (1,375,000 after giving effect to the Reverse Split) of our Common Stock in a private placement. On August 11, 2005, we issued and sold an aggregate of 188,860,967 shares (1,259,073 after giving effect to the Reverse Split) of Common Stock, and on August 22, 2005, the private placement's second and final closing, we issued and sold an additional 17,389,030 shares (115,927 after giving effect to the Reverse Split) of Common Stock. A total of 206,249,997 shares (1,375,000 after giving effect to the Reverse Split) of Common Stock were issued through the August 2005 private placement (the “Private Placement”). We received aggregate proceeds of approximately $6,600,000 before expenses and commissions. In connection with the Private Placement, the holders of a majority of our Series D Preferred Stock agreed to convert all of the outstanding shares of Series D Preferred Stock into shares of Common Stock. As a result, the remaining 649,016,089 shares of Series D Preferred Stock were converted into 649,016,089 shares (4,326,774 after giving effect to the Reverse Split) of Common Stock, and 1,902,857 shares (12,686 after giving effect to the Reverse Split) of Common Stock were issued in lieu of paying cash dividends on the Series D Preferred Stock from July 1, 2005 to August 11, 2005. As of August 31, 2005, taking into consideration the Private Placement and unrelated exercises of stock options, we had 936,277,855 shares (6,241,852 after giving effect to the Reverse Split) of Common Stock issued and outstanding. No shares of Series D Preferred Stock remain outstanding. Further, the holders of a majority of our Series D Preferred Stock agreed to amend and restate all of our outstanding warrants to purchase shares of Series D Preferred Stock into warrants to purchase shares of Common Stock. In addition, certain holders of Series D Preferred Stock waived their right to receive options to purchase up to 18,666,667 shares (124,444 after giving effect to the Reverse Split) of our Common Stock as a result of delays in registering shares issued under the 2003 and 2004 sales of Series D Preferred Stock.

We are using the proceeds from the Private Placement to fund significantly increased research and development activities during fiscal years 2006 and 2007, as well as support the substantial expansion of our sales and marketing channels domestically and abroad. We added significant personnel costs and marketing program expenses in these areas in advance of offsetting revenues. We also increased capital expenditures from prior years to meet our growing personnel needs for computers and telephones, and to upgrade our existing information technology. These cost increases are reflected in our operations for the nine months ended March 31, 2006 and will continue to impact the results of our operations during fiscal year 2007.

On December 30, 2003, we entered into a credit facility with Silicon Valley Bank (the “SVB Facility”). The SVB Facility initially provided us with $2,000,000 in financing, comprised of a $1,500,000 term loan and $500,000 working capital facility. The term loan is payable in monthly installments over a 36-month period commencing February 1, 2004. The SVB Facility bears interest at a rate of prime (7.75% as of March 31, 2006) plus 0.5% per annum, and is secured by all of our assets, including our intellectual property, and a guarantee by our two largest stockholders. In exchange for the SVB Facility guarantee, the stockholders were granted warrants to purchase 133,333,333 shares of our Series D Preferred Stock at an exercise price of $0.015 per share.

We engaged Hempstead & Co. as our valuation expert to assist in determining the fair value of the guarantee for which the warrants were issued. Based on the work performed by Hempstead & Co., we recorded a deferred financing asset of $526,000 on our balance sheet as of December 31, 2003. This deferred asset is being amortized over 36 months commencing on January 1, 2004, and has a remaining balance of $131,000 as of March 31, 2006.

On May 28, 2004, we entered into a modification agreement with Silicon Valley Bank to the term loan deferring the seven monthly principal payments originally scheduled to occur from June 1, 2004 through December 1, 2004. Commencing on January 1, 2005, and over the remaining 24 payments, the deferred principal payments will be amortized and added to the original principal payment amount. The initial term of the loan has not been extended, and the final term loan payment, due on December 1, 2006, shall include all outstanding term loan principal and accrued interest.

On December 8, 2004, we entered into a second loan modification agreement with Silicon Valley Bank wherein, among other factors, the working capital line of credit was increased from $500,000 to $2,000,000. The terms of the modification agreement allowed for immediate availability of $666,667 under this working capital line of credit. The amount of availability is determined by subtracting from $2,000,000 the amount outstanding under the term loan. The principal amount due under the term loan was $500,000 as of March 31, 2006, with $1,500,000 available under the working capital line of credit at that date. Effective January 1, 2005, the monthly principal payment under the term loan is approximately $56,000. These monthly principal payments under the term loan have the effect of increasing the available working capital line of credit by an equal amount. The renewal interest rate is at prime plus one-half percent, with a minimum prime interest rate of 4.5%. As of March 31, 2006, the $1,500,000 working capital facility was fully available as there was no outstanding principal balance on this line of credit.

On November 9, 2005, we entered into a third loan modification agreement with Silicon Valley Bank, providing us with a line of credit of up to $1,000,000 (the “Equipment Line”) to finance the acquisition of certain eligible equipment purchased on or after April 1, 2005. We first drew upon the Equipment Line on December 16, 2005 and a principal balance of $347,000 was outstanding as of March 31, 2006. The unpaid principal balance drawn against the Equipment Line bears interest at a rate of prime plus 1.75%. We are required to make interest-only payments on the Equipment Line until principal payments commence on May 9, 2006. The principal balance is to be paid in 30 equal installments.

On January 20, 2006, with an effective date of December 26, 2005, we entered into a fourth loan modification agreement with Silicon Valley Bank, renewing the working capital line of credit to December 26, 2006. The terms remained materially the same as the second loan modification agreement, with the exception that letters of credit, foreign exchange contracts, and certain cash management related services, to the extent they may impose a liability on the bank, are deducted from the available limit that we may borrow. Any letters of credit, foreign exchange contracts, and certain cash management related services are each limited to a maximum of $100,000 in accordance with the terms of the fourth loan modification. As of March 31, 2006, we had no outstanding letters of credit or foreign exchange contracts, but do have a corporate credit card secured by the line of credit, which places a $35,000 restriction on the working capital line of credit.

Our wholly-owned subsidiary, Voxware n.v., had an equipment loan with KBC Bank Roeselare. The original amount of this loan was €70,000. This equipment loan was due November 13, 2005, and was payable in 36 equal installments of €2,136. Interest on the facility was charged at 6.12% per annum, and was secured by a blanket lien on equipment. This loan was paid in full and closed in December 2004.

We are expanding our partnership channel, with particular emphasis on the development of relationships with barcode equipment manufacturers and vendors, VARs, logistics consultants and WMS vendors. As a result of these relationships, a greater percentage of revenue is likely to be derived from software than has occurred historically, with a lower percentage of total revenue derived from hardware and professional services. The gross margin generated by software revenue is higher than that earned on hardware and professional services revenue. However, by being farther removed from the end customer of our VoiceLogistics solutions, a similar mix in sales may yield overall lower margins, and we may experience increased days to collect accounts receivable, thereby impacting cash availability. Our investment in partnership channels is not likely to materially impact our revenue volume or product mix until fiscal 2007.

Effective as of October 1, 2005, we entered into an expanded reselling and licensing agreement combined with outsourcing the manufacturing of our VLS-410 hardware to LXE. While the outsource arrangement is expected to provide greater stability to our hardware sourcing costs, we will experience additional costs associated with the transition to the outside supplier. The purchase of the VLS-410 hardware from LXE ramps up over a number of months. We believe these increased costs will be offset over time by the licensing fees LXE will pay to Voxware upon LXE’s reselling of the licensed products in future periods.

We believe that adequate capital resources will be available to fund our operations for the years ending June 30, 2006 and 2007. Our business plans for the current fiscal year show revenues will decline from the prior year, primarily due to delayed projects by certain large customers that we now expect to be completed during fiscal year 2007. We expect fiscal year 2007 revenues will exceed revenues from the prior year. Our customer base continues to expand, with existing customers rolling out multiple sites as they have proven results, and new customers brought to us through VARs and other channel partners. We expect the majority of fiscal year 2006 and 2007 revenues will come from existing customers, while partnership channels established during the current year will begin contributing to our revenues during fiscal year 2007. Our working capital line of credit with Silicon Valley Bank was not utilized as of March 31, 2006, and is fully available for short-term operating needs. An additional $653,000 was available to borrow under our line of credit for purchasing equipment as of March 31, 2006. Our business plans do not include using the working capital line for long-term capital needs. Additionally, the Private Placement of our Common Stock during August 2005 provided cash proceeds of approximately $6,200,000, net of commissions and other related costs.

Dilutive Effect of Options and Warrants

As of March 31, 2006, 12,000,000 shares of our Common Stock were authorized, of which 6,262,844 were issued and outstanding. The following table summarizes the dilutive impact in the event of the exercise of all options and warrants to purchase stock, including options and warrants whose strike price exceeds the market value of our Common Stock.

Dilutive Effect of Options and Warrants as of March 31, 2006

Common stock issued and outstanding as of March 31, 2006	6,262,844

Dilutive instruments:
Outstanding warrants to purchase common stock *	1,161,706
Outstanding options to purchase common stock *	891,181

Common stock plus dilutive instruments outstanding	8,315,731

Options to purchase common stock available to issue
pursuant to various stock option plans	418,984

Common stock outstanding if all dilutive instruments
are converted and exercised	8,734,715

*Includes all "in-the-money" and "out-of-the-money" warrants and options.

In December 2004, FASB issued SFAS No. 123R, “Share-Based Payment" (“FAS 123R”), requiring all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based upon their fair values. As amended by the Securities and Exchange Commission (“SEC”) on April 14, 2005, small business public filers must implement FAS 123R no later than the start of the first fiscal year beginning after December 15, 2005, but earlier adoption is permitted. On March 29, 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"), which provides the Staff’s views regarding interactions between FAS 123R and certain SEC rules and regulations, and provides interpretations of the valuation of share-based payments for public companies. The Company expects to implement FAS 123R and SAB 107 effective as of July 1, 2006, and is currently determining the fair value method to measure compensation expense, the appropriate assumptions to include in the fair value model, and the transition method to use upon adoption. The impact of the adoption will vary based upon the specific assumptions used to determine the fair market value of share-based payments granted to employees, but the Company may report charges to operations totaling up to approximately $4,300,000 during the three years ending June 30, 2007 through 2009 for employee stock options currently outstanding. Additionally, the Company is contemplating accelerating the vesting of stock options previously granted to employees prior to the adoption of FAS 123R. This action, if executed, will accelerate the stock options charge to operations incurred by the Company.

Risk Factors

We operate in a rapidly changing business environment that involves substantial risk and uncertainty. The following discussion addresses some of the risks and uncertainties that could cause, or contribute to cause, actual results to differ materially from expectations. We caution all readers to pay particular attention to the descriptions of risks and uncertainties described below and in other sections of this report, and our other filings with the Securities and Exchange Commission.

If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline and we may be forced to consider additional alternatives.

This Report on Form 10-QSB contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Quarterly Report on Form 10-QSB.

Risks Relating to Our Business and Operations

If we continue to incur operating losses, we may be unable to continue our operations. We have incurred operating losses since we started our company in August 1993. During the first three quarters of fiscal 2006, the net loss applicable to common stockholders of $3,092,000 contributed to an accumulated deficit of $69,638,000 as of March 31, 2006. If we continue to incur operating losses and fail consistently to be a profitable company, we may be unable to continue our operations. In addition, given the funding raised in the August 2005 Private Placement, we plan to increase spending in research and development, along with sales and marketing, at levels higher than in the recent past, and possibly disproportionate to revenue, thus incurring net losses in the near term. Our future profitability depends on our ability to obtain significant customers for our products, to respond to competition, to introduce new and enhanced products, and to successfully market and support our products. We cannot assure you that we will achieve or sustain significant sales or profitability in the future.

If we cannot raise adequate capital in the future, we may be unable to continue our product development, marketing and business, generally. In the future, we may need to raise additional capital to fund operations, including product development and marketing. Funding from any source may not be available when needed or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit, delay, scale-back or eliminate product development programs, marketing or other activities. We might be forced to sell or license our technologies. Any of these actions might harm our business. If additional financing is obtained, the financing may be dilutive to our current stockholders.

We rely substantially on key customers. Our customer base is highly concentrated. For the nine months ended March 31, 2006, two customers accounted for 29% and 18%, respectively, of our total revenues. We believe that a substantial portion of our net sales will continue to be derived from a concentrated group of customers. However, the volume of sales to a specific customer is likely to vary from period to period, and a significant customer in one period may not purchase our products in a subsequent period. In general, there are no ongoing written commitments by customers to purchase our products. Our net sales in any period generally have been, and likely will continue to be, in the near term, derived from a relatively small number of sales transactions. Therefore, the loss of one or more major customers or a delay in their orders could have a material adverse affect on our results of operations.

We have a sole source vendor for our primary hardware products. Effective in the second quarter of fiscal 2006, one vendor supplies us with our primary wearable computer hardware product. Any disruption in supply by this vendor would prohibit us from shipping product, and thus recognizing revenue. In addition, other vendors provide custom-made components that would take time to reproduce with other suppliers should a current vendor fail to deliver quality product in a timely manner.

If our VoiceLogistics family of products is not successful in the market, we will not be able to generate substantial revenues or achieve sustained profitability. Our success is substantially dependent on the success of our VoiceLogistics family of products. If the market accepts our VoiceLogistics products, these products will account for the vast majority of our net revenue in the future. If our VoiceLogistics products are unsatisfactory, or if we are unable to generate significant demand for these products, or if we fail to develop other significant products, our business will be materially and adversely affected.

If we do not develop or acquire and introduce new and enhanced products on a timely basis, our products may be rendered obsolete. The markets for our speech recognition products and voice-based technologies are characterized by rapidly changing technology. The introduction of products by others based on new or more advanced technologies could render our products obsolete and unmarketable. Therefore, our ability to build on our existing technologies and products to develop and introduce new and enhanced products in a cost effective and timely manner will be a critical factor in our ability to grow and compete. We cannot assure you that we will develop new or enhanced products successfully and in a timely manner. Further, we cannot assure you that the market will accept new or enhanced products. Our failure to develop new or enhanced products, including our failure to develop or acquire the technology necessary to do so, would have a material adverse effect on our business.

If our competitors introduce better or cheaper products, our products may not be profitable to sell or to continue to develop. The business in which we engage is highly competitive. Advances in technology, product improvements and new product introductions, as well as marketing and distribution capabilities, and price competition influence success. Failure to keep pace with product and technological advances could adversely affect our competitive position and prospects for growth. Our products compete with those being offered by larger, traditional computer industry participants who have substantially greater financial, technical, marketing and manufacturing resources than we do. We cannot assure you that we will be able to compete successfully against these competitors, or that competitive pressures faced by us would not adversely affect our business or operating results.

If we cannot integrate our speech recognition products with other components of customer systems, we may not be able to sell our products. Although state-of-the-art speech recognition technology is important to generating sales in our target markets, other components of a voice-based system are also necessary. Our products must be easily integrated with customers’ asset management and information systems. The ability to incorporate speech recognition products into customers’ systems, quickly and without excessive cost or disruption, will be a key factor in our success. We do not now possess all the necessary components for system integration. Acquisitions, joint ventures or other strategic relationships may be required for us to develop or obtain access to the necessary components to achieve market penetration. We cannot assure you that our efforts will be successful and, to the extent we are unsuccessful, our business may be materially adversely affected.

There are a number of factors which may cause substantial variability in our quarterly operating results. Our revenue, gross profit, operating income or loss, and net income or loss, may vary substantially from quarter-to-quarter due to a number of factors. Many factors, some of which are not within our control, may contribute to fluctuations in operating results. These factors include, but are not limited to, the following:

• market acceptance of our products;
• timing and levels of purchases by customers;
• interruption and delays in production caused by vendor delays;
• new product and service introductions by our competitors or us;
• market factors affecting the availability or costs of qualified technical personnel;
• timing and customer acceptance of our new product and service offerings;
• length of sales cycle; and
• industry and general economic conditions.

We cannot assure you that any of these factors will not substantially influence our quarterly operating results.

If our third-party partners do not effectively market and service our products, we may not generate significant revenues or profits from sales of our products. We expect to utilize third parties, such as hardware system vendors, distributors, consultants, value added resellers, and system integrators, to sell and/or assist us in selling our products. To date we have signed agreements with several of these third-party partners. We believe that the establishment of a network of third-party partners, with extensive and specific knowledge of the various applications critical in the industrial market, is important for us to succeed in that market. Some third-party partners also purchase products from us at a discount and incorporate them into application systems for various target markets, and/or consult us in the development of application systems for end users. For the foreseeable future, we may sell fewer products if we cannot attract and retain third-party partners to sell and service our products effectively and provide timely and cost-effective customer support. An increasing number of companies compete for access to the types of partners we use. Additionally, we may experience conflicts between our distribution channel partners who may compete against one another. Our sales may suffer as a result of these conflicts.

Either party generally may terminate our current arrangements with third-party partners at any time upon 30 days prior written notice. We cannot assure you that our partners will continue to purchase and re-sell our products, or provide us with adequate levels of support. If our partner relationships are terminated or otherwise disrupted, our operating performance and financial results may be adversely affected.

If we cannot attract and retain management and other personnel with experience in the areas of our business focus, we will not be able to manage and grow our business. We have been developing and selling our speech recognition products and voice-based technologies since February 1999. Since that time, we have been hiring personnel with skills and experience relevant to the development and sale of these products and technologies. If we cannot continue to hire such personnel and to retain personnel hired, our ability to operate our business will be materially adversely affected. Competition for qualified personnel is intense and we cannot assure you that we will be able to attract, assimilate or retain qualified personnel.

If the export of our technology is deemed a violation of the regulations of the United States Department of Commerce, Bureau of Industry and Security, our business will be substantially harmed. The Bureau of Industry and Security (BIS) oversees implementation and enforcement of the Export Administration Regulations (EAR), which control the export of most commercial items. The BIS regulates "dual-use" items that have both commercial and military or proliferation applications, however, purely commercial items without an obvious military use are also subject to the EAR. The EAR prohibit the export of certain technologies, while the export of other technologies is restricted in certain geographical regions or to certain entities. Exporters deemed in violation of the EAR are subject to substantial penalties. We are developing international channels for the distribution of our speech recognition and voice-based technology, and anticipate increasing our dependence upon revenue derived from foreign sources. If some or all of our products are classified as a restricted technology under the EAR, our ability to generate revenue from international sources will be materially adversely affected.

If we cannot protect our proprietary rights and trade secrets, or if we are found to be infringing on the patents and proprietary rights of others, our business would be substantially harmed. Our success depends in part on our ability to protect the proprietary nature of our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of others. If others obtain and copy our technology, or claim that we are making unauthorized use of their proprietary technology, we may become involved in lengthy and costly disputes to resolve questions of ownership of the technology. If we are found to be infringing on the proprietary rights of others, we could be required to seek licenses to use necessary technology. We cannot assure you that licenses of third-party patents or proprietary rights would be made available to us on acceptable terms, if at all. In addition, the laws of certain countries may not protect our intellectual property because the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary rights in these foreign countries. To protect our proprietary rights, we seek patents and we enter into confidentiality agreements with our employees and consultants with respect to proprietary rights and unpatented trade secrets. We cannot assure you those patent applications in which we hold rights will result in the issuance of patents. We cannot assure you that any issued patents will provide significant protection for our technology and products. In addition, we cannot assure you that others will not independently develop competing technologies that are not covered by our patents. We cannot assure you that confidentiality agreements will provide adequate protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use or disclosures. Any unauthorized disclosure and use of our proprietary technology could have a material adverse effect on our business.

Risks Relating to Our Securities

The price of our Common Stock has been highly volatile due to factors that will continue to affect the price of our stock. Our Common Stock closed as high as $12.00 and as low as $5.00 per share (after giving effect to the Reverse Split) between July 1, 2005 and March 31, 2006. Historically, the over-the-counter markets for securities such as our Common Stock have experienced extreme price fluctuations. Some of the factors leading to this volatility include:

• fluctuations in our quarterly revenue and operating results;
• announcements of product releases by us or our competitors;
• announcements of acquisitions and/or partnerships by us or our competitors;
• increases in outstanding shares of our Common Stock upon exercise or conversion of derivative securities and the issuances of our Common Stock pursuant to our private placement transactions; and
• delays in producing finished goods inventory for shipment.

There is no assurance that the price of our Common Stock will not continue to be volatile in the future.

A significant portion of our total outstanding shares of Common Stock may be sold in the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market of such sales, may have a material adverse effect on the market price of our Common Stock. On October 25, 2005, we registered 1,084,383,899 shares (7,229,226 after giving effect to the Reverse Split) of Common Stock, including an aggregate of 193,070,922 shares (1,287,139 after giving effect to the Reverse Split) of Common Stock issuable upon the exercise of warrants. We also previously registered all shares of Common Stock that we may issue under our employee benefit plans. Of the shares outstanding, approximately 2,999,220 shares are subject to lock-up agreements, which expire one year from effectiveness of the registration statement on Form S-2 (File No. 333-128690). Sales of remaining outstanding shares, when sold, could reduce the market price of our Common Stock.

Future sales of our Common Stock in the public market could adversely affect the price of our Common Stock. Sales in the public market of substantial amounts of our Common Stock that are not currently freely tradable, or even the potential for such sales, could impair the ability of our stockholders to recoup their investment or make a profit. As of April 30, 2006, these shares include:

• approximately 235,469 shares of our Common Stock owned by our executive officers and directors; and
• approximately 2,051,657shares of our Common Stock issuable to warrant holders and option holders, which may be sold under various prospectuses filed under the Securities Act of 1933, as amended, or the Securities Act.

The sale of substantial amounts of our Common Stock by certain affiliates, including our largest stockholders, or the sale of substantial amounts of our Common Stock received through the exercise of outstanding options and/or warrants, or the perception of such sales, may have a material adverse effect on our stock price.

If the holders of the warrants and options to purchase our Common Stock elect to have their collective holdings assumed by a potential acquirer of us, the potential acquirer could be deterred from completing the acquisition. Also, if the holders of the warrants and options to purchase our Common Stock elect to have their holdings remain outstanding after an acquisition of us, the potential acquirer could be deterred from completing the acquisition.

Our management and other affiliates have significant control of our Common Stock and could control our actions in a manner that conflicts with our interests and the interests of other stockholders. As of April 30, 2006, our executive officers, directors and affiliated entities together beneficially own approximately 5,716,180 shares of our Common Stock, assuming the exercise of options, warrants and other Common Stock equivalents, which are currently exercisable, held by these stockholders. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Risks Relating to Accounting Rules and Internal Controls

Changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies can have a significant effect on our reported results, and may even retroactively affect previously reported transactions. Our accounting policies that recently have been, or may be, affected by changes in the accounting rules are as follows:

•	revenue recognition;
•	accounting for share-based payments; and
•	accounting for income taxes.

In particular, the FASB recently enacted SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R") which we will adopt no later than in the first quarter of fiscal 2007. As a result, we expect that SFAS 123R will have a significant adverse effect on our reported financial results, and may impact the way in which we conduct our business, which may affect our stock price.

In addition, the Internal Revenue Service has begun implementing a new interpretation of section 409A of the Internal Revenue Code effective January 1, 2005. Section 409A affects the accounting of certain deferred compensation arrangements, including stock options. Section 409A says that taxes should be withheld from employees as vesting occurs on options that are issued below fair market value (FMV). The default position by the IRS is that for a publicly traded company, its trading value is its FMV. In the past, the Company has issued stock options at what it believes has been fair market value, however these prices have at times varied from the trading value on the Over the Counter Bulletin Board due to the highly volatile nature of the stock price. Accordingly, the Company has taken a deferred compensation charge on its books, but has not withheld taxes from its employees as their options vest. The IRS has issued guidelines that allow for a company to show that if its stock is not readily tradable, FMV may be determined through other approved methods, rather than trading value. The Company has filed a private letter ruling request with the IRS on the matter of whether or not the Company’s stock is readily tradable. An adverse opinion from the IRS on the private letter ruling may impact our reported financial results and may impact the way we compensate employees, which in turn could impact our ability to retain competent staff. Even if the IRS rules favorably, the Company would still be required to support its position that its options were issued at FMV and, therefore, are excluded from Section 409A coverage. If the Company was unable to sustain this case, then there may be similar repercussions as if the Company had lost its ruling in the first place.

Our auditors determined that there was a material weakness in our internal controls over financial reporting during fiscal 2004, and we only recently were able to conclude that our disclosure controls were effective. In connection with their audit of our financial statements for the fiscal year ended June 30, 2004, our independent registered public accountants reported a material weakness in our internal controls over financial reporting. A material weakness is a reportable condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud, in amounts that would be material in relation to the financial statements being audited, may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

The material weakness reported for fiscal year 2004 related to the fact that we did not have sufficient competent accounting personnel, which resulted in deficiencies in processes relating to account analyses and reconciliations, including lack of timely management review. For example, the lack of timely management review contributed to a restatement of our Form 10-K for the fiscal year ended June 30, 2003 and the restatements of our Form 10-Qs for the fiscal quarters ended September 30, 2003 and December 31, 2003. In addition, these issues contributed to our need to file an extension of time to file our Form 10-K for the fiscal year ended June 30, 2004. Our auditors advised us that they considered these matters to be “material weaknesses” that, by themselves or in combination, resulted in a more than remote likelihood that a material misstatement in our financial statements will not be prevented or detected by our employees in the normal course of performing their assigned functions.

We have taken steps to improve the controls in this area. For example, we consolidated our financial reporting functions and hired a new Chief Financial Officer in June 2004, a new Controller in December 2004, a new Accounting Manager in January 2005, and other accounting personnel to oversee internal controls for financial reporting. The implementation of this process began during the fourth quarter of fiscal 2004, and was completed during the fourth quarter of fiscal 2005. We do not believe that the costs associated with consolidating the reporting process and the hiring of the new personnel had a material adverse effect on our financial condition because these employees replaced former employees and consultants performing similar functions. However, despite these steps and our conclusion that our controls were effective as of June 30, 2005, we may experience reportable conditions and material weaknesses in the future which, if not remediated, may render us unable to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material.

Item 3. Controls and Procedures

Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of March 31, 2006. In designing and evaluating our disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applied its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on this evaluation, our chief executive officer and chief financial officer concluded that, as of March 31, 2006, our disclosure controls and procedures were (1) effective in that they were designed to ensure that material information relating to us, including our consolidated subsidiaries, is made known to our chief executive officer and chief financial officer by others within those entities, as appropriate to allow timely decisions regarding required disclosures, and (2) effective in that they ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Changes in Internal Controls

There were no changes during the quarter ended March 31, 2006 in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) or in other factors that materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

We are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, we do not believe that the outcome of any of these legal matters will have a material adverse effect on our business, operating results or financial condition.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Not applicable.

Item 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Submission of Matters to a Vote of Security Holders
Not applicable.

Item 5. Other Information

Not applicable.

Item 6. Exhibits

(a) Exhibits

10.1
Fourth Loan Modification Agreement, dated as of January 20, 2006 with an effective date of December 26, 2006, by and between Voxware, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 24, 2005).

31.1	Certification of principal executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of principal financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of principal executive officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of principal financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2006

VOXWARE, INC.
(Registrant)

By: /s/ Thomas J. Drury, Jr.
Thomas J. Drury, Jr., President,
Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ Paul Commons
Paul Commons, Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

I, Thomas J. Drury, Jr., President and Chief Executive Officer of
Voxware, Inc., certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB of Voxware, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986

c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

/s/ Thomas J. Drury, Jr.
-------------------------------------
Dated: May 15, 2006      Thomas J. Drury, Jr.
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

I, Paul Commons, Chief Financial Officer of Voxware, Inc., certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB of Voxware, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986

c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

/s/ Paul Commons
--------------------------------------------
Dated: May 15, 2006      Paul Commons
Chief Financial Officer
(Principal Financial
Officer and Principal Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-QSB of Voxware, Inc. (the "Company") for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Thomas J. Drury, Jr., Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Voxware, Inc. and will be retained by Voxware, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                    /s/ Thomas J. Drury, Jr.
                                                            -----------------------------------
Dated: May 15, 2006     Thomas J. Drury, Jr.
                   Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-QSB of Voxware, Inc. (the "Company") for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Paul Commons, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Voxware, Inc. and will be retained by Voxware, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

   /s/ Paul Commons
                                                                   ------------------------------
Dated: May 15, 2006        Paul Commons
               Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): MAY 24, 2006
                                                           ------------

                                  VOXWARE, INC.
                                  -------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  0-021403                     36-3934824
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey                  08648
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (609) 514-4100
                                 --------------
                        (Registrant's telephone number,
                              including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|     Written communications pursuant to Rule 425 under the Securities Act (17
        CFR 230.425).

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12).

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b)).

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c)).


ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 24, 2006 Voxware, Inc., a Delaware corporation (the "Company"), entered into a $3,000,000 credit facility with Silicon Valley Bank ("SVB")
comprised of a $1,500,000 revolving line of credit (the "Revolver") and a
$1,500,000 Non-formula Term Loan (the "Term Loan") to fund the Company's anticipated working capital needs pursuant to a Loan and Security Agreement (the
"Credit Facility"). This Credit Facility is in addition to the Company's already existing credit facility and equipment line of credit with SVB. In accordance with the terms and conditions of the Credit Facility, the Company amended its existing credit facility with SVB pursuant to a Fifth Loan Modification
Agreement.

      TERMS APPLICABLE TO THE REVOLVER

         The Revolver provides for a line of credit up to $1,500,000, with a
$1,000,000 sub-limit to be established for cash management and foreign exchange requirements. The availability under the Revolver is limited to a borrowing base advance rate that is 80% against Eligible Accounts (as such term is defined in the Revolver).

         Amounts outstanding under the Revolver bear interest at a rate of
1.25% above the Prime Rate of interest (as such term is defined in the Credit
Facility). Upon two consecutive quarters of profitability, the interest rate will be reduced to a rate of 0.50% above the Prime Rate of interest. The
Revolver is available until October 31, 2007.

      TERMS APPLICABLE TO THE TERM LOAN

         The Term Loan provides, in addition to the Company's borrowings under its existing credit facility, for up to $1,500,000 in available funds. Amounts outstanding under the Term Loan bear interest at a rate equal to 1.75% above the
Prime Rate of interest (as such term is defined in the Credit Facility). The
Term Loan is available until March 31, 2007. Under certain conditions, any borrowings under the Company's Term Loan will be reserved against the availability of the Revolver.

      TERMS APPLICABLE TO THE CREDIT FACILITY

         In connection with the Credit Facility, the Company made a good faith deposit of $10,000 to defray SVB's legal and other expenses. Additionally, the
Company is obligated to pay SVB a commitment fee in the amount of $27,000, with
$15,000 payable on the Effective Date (as such term is defined in the Credit
Facility) and $12,000 payable on the earlier to occur of (a) the occurrence of an Event of Default (as such term is defined in the Credit Facility); (b) the one-year anniversary of the Effective Date; and (c) the termination of the
Credit Facility by the Company. The Credit Facility contains customary affirmative and negative covenants that, among other things, require the Company to maintain its primary operating accounts and all access liquidity with SVB.
The Credit Facility also contains financial covenants that, among other things, require the Company to maintain a minimum $1,500,000 of unencumbered cash with
SVB and a Minimum Tangible Net Worth and Adjusted Quick Ratio(as such terms are defined in the Credit Facility) pursuant to the terms of the Credit Facility.
The Company has granted a first perfected lien on all corporate assets and has filed a negative pledge on intellectual property in favor of SVB. The Company has also subordinated any amounts due to officers, directors, shareholders and other

                                      -2-

lien holders to the Company's obligations owing to SVB in form and substance that is satisfactory to SVB in its sole discretion.

         The Credit Facility includes usual and customary events of default for facilities of this nature and the remedies for such events include, but are not limited to, payment of all amounts payable under the Credit Facility and the termination of SVB's commitments.

         A copy of the Credit Facility is being filed as an exhibit to this Form
8-K. All statements made with respect to the transaction discussed in this Item
2.03 are qualified by such reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (d) EXHIBITS.

   EXHIBIT NO.  DESCRIPTION

        10.1    Loan and Security Agreement dated as of May 24, 2006 between
                Silicon Valley Bank and Voxware, Inc.

        10.2    Fifth Loan Modification Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.

        10.3    Amendment to Loan Arrangement with Voxware, Inc. dated as of May
                24, 2006, from Edison Venture Fund V, L.P.

        10.4    Amendment to Loan Arrangement with Voxware, Inc. dated as of May
                24, 2006, from Cross Atlantic Technology Fund II, L.P.

        10.5    Amendment to Loan Arrangement with Voxware, Inc. dated as of May
                24, 2006, from Verbex Acquisition Corporation

                                      -3-

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    VOXWARE, INC.

Dated: May 24, 2006                 By:  /S/ PAUL COMMONS
                                         ---------------------------------------
                                          Name:  Paul Commons
                                          Title: Vice President and Chief
                                                 Financial Officer

                                      -4-

                                                                    Exhibit 10.1

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of May 24,
2006 (the "EFFECTIVE DATE") between SILICON VALLEY BANK, a California corporation and with a loan production office located at 100 Matsonford Road,
Building 5, Suite 555, Radnor, Pennsylvania 19087 ("BANK"), and VOXWARE, INC., a
Delaware corporation ("BORROWER"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP.
Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

        2         LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay
Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

         2.1.1    REVOLVING ADVANCES.

                  (a) AVAILABILITY. Subject to the terms and conditions of this
Agreement, Bank shall make Advances not exceeding the Availability Amount.
Amounts borrowed under the Revolving Line may be repaid and, prior to the
Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

                  (b) TERMINATION; REPAYMENT. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving
Line shall be immediately due and payable.

         2.1.2    LETTERS OF CREDIT SUBLIMIT.

                  (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower's account. The face amount of outstanding
Letters of Credit (including drawn but unreimbursed Letters of Credit and any
Letter of Credit Reserve) may not exceed One Million Dollars ($1,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. If, on the Revolving
Maturity Date, there are any outstanding Letters of Credit, then on such date
Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of
Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of
Bank's standard Application and Letter of Credit Agreement (the "LETTER OF
CREDIT APPLICATION"). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower's account or by Bank's interpretations of any Letter of Credit issued by Bank for Borrower's account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

                  (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

                  (c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such
Letter of Credit, Bank shall treat such demand as an Advance to


Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign
Currency.

                  (d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the "LETTER OF CREDIT RESERVE") under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of
Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

        2.1.3     FOREIGN EXCHANGE SUBLIMIT. As part of the Revolving Line,
Borrower may enter into foreign exchange contracts with Bank under which
Borrower commits to purchase from or sell to Bank a specific amount of Foreign
Currency (each, a "FX FORWARD CONTRACT") on a specified date (the "SETTLEMENT
DATE"). FX Forward Contracts shall have a Settlement Date of at least one (1) FX
Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to One Million Dollars ($1,000,000.00) (the "FX RESERVE"),
inclusive of Credit Extensions relating to Sections 2.1.2 and 2.1.4. The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10)
times the amount of the FX Reserve.

         2.1.4    CASH MANAGEMENT SERVICES SUBLIMIT. Borrower may use up to One
Million Dollars ($1,000,000.00) (the "CASH MANAGEMENT SERVICES SUBLIMIT"),
inclusive of Credit Extensions relating to Sections 2.1.2 and 2.1.3 of the
Revolving Line for Bank's cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank's various cash management services agreements
(collectively, the "CASH MANAGEMENT SERVICES"). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management
Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

         2.1.5    TERM LOAN.

                  (a) AVAILABILITY. Bank shall make one (1) term loan available to Borrower in an amount up to the Term Loan on or before March 31, 2007, subject to the satisfaction of the terms and conditions of this Agreement.

                  (b) INTEREST PAYMENTS. Commencing on the first Payment Date of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first calendar day of the month),
Borrower shall make monthly payments of interest at the rate set forth in
Section 2.3(a)(ii).

                  (c) REPAYMENT. Commencing on April 1, 2007, and continuing on the Payment Date of each month thereafter, Borrower shall repay the Term Loan in
(i) thirty (30) equal installments of principal, plus (ii) monthly payments of accrued interest (the "TERM LOAN PAYMENT"). Borrower's final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.

         2.2      OVERADVANCES. If, at any time, the Credit Extensions under
Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the
Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

         2.3      PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

                  (a) INTEREST RATE.

                      (i) ADVANCES. Subject to Section 2.3(b), the principal
amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the one and one-quarter of one percentage points (1.25%)
above the Prime Rate (which shall be reduced to one-half of one percentage points (.50%) above the Prime Rate, upon the occurrence of the Profitability
Event), which interest shall be payable monthly in accordance with Section
2.3(f) below.

                                      -2-

                      (ii) TERM LOAN. Subject to Section 2.3(b), the
principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to one and three-quarters of one percentage points
(1.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

                  (b) DEFAULT RATE. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate effective immediately before the Event of Default (the "DEFAULT RATE"). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of
Bank.

                  (c) ADJUSTMENT TO INTEREST RATE. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

                  (d) 360-DAY YEAR. Interest shall be computed on the basis of a
360-day year for the actual number of days elapsed.

                  (e) DEBIT OF ACCOUNTS. Bank may debit any of Borrower's
deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

                  (f) PAYMENTS. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a
Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.4      FEES.  Borrower shall pay to Bank:

                  (a) COMMITMENT FEE. A fully earned, non-refundable commitment fee of Twenty-Seven Thousand Dollars ($27,000.00) due on the Effective Date, but
payable as follows: (i) Fifteen Thousand Dollars ($15,000.00) on the Effective
Date, and (ii) Twelve Thousand Dollars ($12,000.00) on the earlier to occur of
(x) the occurrence of an Event of Default; (y) May 24, 2007; and (z) the
termination of this Agreement by the Borrower.

                  (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

                  (c) GOOD FAITH DEPOSIT. Borrower has paid to Bank a Good Faith
Deposit of Ten Thousand Dollars ($10,000.00) (the "Good Faith Deposit") to
initiate Bank's due diligence review process. Any portion of the Good Faith
Deposit not utilized to pay Bank Expenses, shall be applied towards the
Commitment Fee.

         3        CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that
Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

                  (a) Duly executed original signatures to the Loan Documents to which it is a party;

                  (b) Duly executed original signatures to the Control
Agreement[s];

                  (c) Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the
Effective Date;

                  (d) Duly executed original signatures to the completed
Borrowing Resolutions for Borrower;

                                      -3-

                  (e) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

                  (f) Borrower shall have delivered a legal opinion of
Borrower's counsel dated as of the Effective Date together with the duly executed original signatures thereto;

                  (g) Duly executed original signatures to the ratification of guaranty and security agreement (together with the completed Borrowing
Resolution) for Guarantor;

                  (h) Borrower shall have delivered evidence satisfactory to
Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

                  (i) Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.4 hereof.

         3.2      CONDITIONS  PRECEDENT  TO  ALL  CREDIT  EXTENSIONS.   Bank's
obligations  to  make  each  Credit Extension, including the initial Credit
Extension, is subject to the following:

                  (a) except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

                  (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the
Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is
Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

                  (c) in Bank's sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of
Borrower presented to and accepted by Bank.

         3.3      COVENANT TO DELIVER.

         Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's sole discretion.

         3.4 PROCEDURES FOR BORROWING. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this
Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or
2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the
Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the
Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

                                      -4-

         4        CREATION OF SECURITY INTEREST

         4.1      GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to
Permitted Liens that may have superior priority to Bank's Lien under this
Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

         If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

         4.2      AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either
Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

         5        REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

         5.1      DUE ORGANIZATION AND AUTHORIZATION. Borrower and each of its
Subsidiaries are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this
Agreement, Borrower has delivered to Bank a completed certificate signed by
Borrower (the "Perfection Certificate"). Borrower represents and warrants to
Bank that (a) Borrower's exact legal name is that indicated on the Perfection
Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection
Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower
(and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a
Registered Organization but later becomes one, Borrower shall promptly notify
Bank of such occurrence and provide Bank with Borrower's organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which
Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

         5.2      COLLATERAL. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a
Lien hereunder, free and clear of any and all Liens except Permitted Liens.
Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to
Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account
Debtors.

         The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In

                                      -5-

the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

         All Inventory is in all material respects of good and marketable quality, free from material defects.

         Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower's knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower's business. Except as noted on the Perfection Certificate,
Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition (other than over-the-counter software that is commercially available to the public).
Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor's agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future.

         5.3      ACCOUNTS RECEIVABLE. For any Eligible Account in any Borrowing
Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of
Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

         5.4      LITIGATION. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Fifty Thousand
Dollars ($50,000.00).

         5.5      NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All
consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.6      SOLVENCY. The fair salable value of Borrower's assets
(including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.7      REGULATORY COMPLIANCE. Borrower is not an "investment company"
or a company "controlled" by an "investment company" under the Investment
Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal
Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its
Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

                                      -6-

         5.8      SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted
Investments.

         5.9      TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has
timely filed all required tax returns and reports, and Borrower and its
Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien". Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of
Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         5.10     USE OF PROCEEDS. Borrower shall use the proceeds of the Credit
Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

         5.11     FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
         6        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

         6.1      GOVERNMENT COMPLIANCE. Maintain its and all its Subsidiaries'
legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on
Borrower's business or operations. Borrower shall comply, and have each
Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on
Borrower's business.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and
8-K filed with the Securities and Exchange Commission or a link thereto on
Borrower's or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One
Hundred Thousand Dollars ($100,000) or more; (vi) annually, and as requested by
Bank, Board approved financial projections; (vii) prompt notice of an event that materially and adversely affects the value of the intellectual property; and
(viii) other financial information reasonably requested by Bank.

                                      -7-

                  (b) Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a
Responsible Officer, with aged listings of accounts receivable (by invoice date).

                  (c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed
Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this
Agreement.

                  (d) Allow Bank to audit Borrower's Accounts at Borrower's
expense. Such audits shall be conducted no more often than once every twelve
(12) months unless a Default or an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Initial Audit shall be completed on or before forty-five (45) days after the Effective Date.

         6.3      INVENTORY; RETURNS. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower's customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Fifty
Thousand Dollars ($150,000).

         6.4      TAXES; PENSIONS. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

         6.5      INSURANCE. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of
Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which
Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to
Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

         6.6      OPERATING ACCOUNTS.

                  (a) Maintain its and its Subsidiaries' depository, operating, and securities accounts with Bank and Bank's affiliates, with the exception of accounts maintained with PNC Bank, Royal Bank of Scotland, and Barclays Bank, provided that the maximum aggregate balance of such accounts does not exceed
Seventy-Five Thousand Dollars ($75,000.00) at any time (the "Permitted
Accounts"). Any Guarantor shall maintain all depository, operating and securities accounts with Bank, or SVB Securities.

                  (b) With the exception of the Permitted Accounts, provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, with the exception of the Permitted Accounts for each Collateral
Account that Borrower or Guarantor at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts

                                      -8-

exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by
Borrower as such.

         6.7      FINANCIAL COVENANTS.

                  Borrower shall maintain, as of the last day of each month, unless otherwise noted:

                  (a) MINIMUM CASH BALANCE. As of the Effective Date, and at all
         times thereafter, Borrower shall maintain unrestricted and unencumbered cash, in accounts with the Bank or a Bank subsidiary, as directed by
         Bank, plus any used portion of Availability Amount, collectively in amount not less than One Million Five Hundred Thousand Dollars
         ($1,500,000.00), which shall be tested as of the last day of each month.

                  (b) TANGIBLE NET WORTH. Commencing with the month ending May
         31, 2006, and as of the last day of each month thereafter, a Tangible
         Net Worth of at least: (i) One Million Six Hundred Thousand Dollars
         ($1,600,000.00) (with the exception of the month ending January 31,
         2007, which shall be Seven Hundred Thousand Dollars ($700,000.00)), plus (ii) on a quarterly basis beginning with the quarter ending
         June 30, 2006, an amount equal to fifty percent (50.0%) of
         Borrower's Net Income for the subject quarter, for any applicable period, determined in accordance with GAAP.

         6.8      LITIGATION COOPERATION. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against
Bank with respect to any Collateral or relating to Borrower.

         6.9      LOCK BOX AGREEMENT. Within thirty (30) days after a request from Borrower for an Advance and at all times thereafter, Borrower shall direct each account debtor (and each depository institution where proceeds of accounts receivable are on deposit) to make payments with respect to all receivables to one or more lockbox accounts established with the Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank

         6.10     PROTECTION AND REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.
Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office
(excluding exhibits thereto); (y) execute an intellectual property security agreement or such other documents as Bank may reasonably request to maintain the perfection and priority of Bank's security interest in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z)
record such intellectual property security agreement with the United States
Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the application(s) filed with the United States
Copyright Office together with evidence of the recording of the intellectual property security agreement necessary for Bank to maintain the perfection and priority of its security interest in such copyrights or mask works. Borrower shall provide written notice to Bank of any application filed by Borrower in the
United States Patent and Trademark Office for a patent or to register a trademark or service mark within 30 days after any such filing.

         6.11     FURTHER ASSURANCES. Borrower shall execute any further
instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this
Agreement.

         6.12     RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.
Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that
"Loan Agreement" as defined therein includes this Agreement. The IP Agreement contains an accurate

                                      -9-

and complete listing of all Intellectual Property Collateral as defined in said
IP Agreement, shall remain in full force and effect, and secures the
Obligations.

         7        NEGATIVE COVENANTS

         Borrower shall not do any of the following without Bank's prior written consent:

         7.1      DISPOSITIONS. Convey, sell, lease, transfer or otherwise
dispose of (collectively, "Transfer"), or permit any of its Subsidiaries to
Transfer, all or any part of its business or property, except for Transfers (a)
of Inventory in the ordinary course of business; (b) of worn-out or obsolete
Equipment; (c) in connection with Permitted Liens and Permitted Investments; and
(d) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiary in the ordinary course of business.
Borrower shall not enter into an agreement with any Person other than Bank which restricts the subsequent granting of a security interest in the Intellectual
Property.

         7.2      CHANGES IN BUSINESS, MANAGEMENT, OWNERSHIP, OR BUSINESS
LOCATIONS. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such
Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a material change in management or (ii) enter into any transaction or series of related transactions in which the stockholders of
Borrower immediately prior to the first such transaction own less than 50% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30)
days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower's assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3      MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

         7.4      INDEBTEDNESS. Create, incur, assume, or be liable for any
Indebtedness, or permit any Subsidiary to do so, other than Permitted
Indebtedness.

         7.5      ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted
Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of "Permitted Lien" herein. The Collateral may also be subject to Permitted Liens.

         7.6      MAINTENANCE OF COLLATERAL ACCOUNTS. Maintain any Collateral
Account except pursuant to the terms of Section 6.6.(b) hereof.

         7.7      DISTRIBUTIONS; INVESTMENTS. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its
Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

         7.8      TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for: (i) those transactions contemplated by the guarantee of the
Guarantor, and (ii) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated
Person.

                                      -10-

         7.9      SUBORDINATED DEBT. (a) Make or permit any payment on any
Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b)
amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

         7.10     COMPLIANCE. Become an "investment company" or a company
controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the
Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a
Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         8        EVENTS OF DEFAULT

         Any one of the following shall constitute an event of default (an
"EVENT OF DEFAULT") under this Agreement:

         8.1      PAYMENT DEFAULT. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three day grace period will not apply to payments due on the
Maturity Date). During the cure period, the failure to cure the payment default shall not constitute an Event of Default (but no Credit Extension will be made during the cure period);

         8.2      COVENANT DEFAULT.

                  (a) Borrower fails or neglects to perform any obligation in
Sections 6.2, 6.6, 6.7, or violates any covenant in Section 7; or

                  (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this
Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8 below) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10)
days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit
Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

         8.3      MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;

         8.4      ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Bank ( or Bank's Affiliate) seeking to attach, by trustee or similar process, any funds of, or of any entity under control of
Borrower (including a Subsidiary) on deposit with the Bank; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of One Hundred
Thousand Dollars ($100,000.00) becomes a Lien on any of Borrower's assets; or
(e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

         8.5      INSOLVENCY (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is

                                      -11-

begun against Borrower and not dismissed or stayed within forty-five (45) days
(but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

         8.6      OTHER AGREEMENTS. There is a default in any agreement to which
Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand
Dollars ($100,000) or that could have a material adverse effect on Borrower's or any Guarantor's business;

         8.7      JUDGMENTS. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand
Dollars ($200,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         8.8      MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this
Agreement, any Loan Document or in any writing delivered to Bank or to induce
Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

         8.9      SUBORDINATED DEBT. A default or breach occurs under any
agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

         8.10     GUARANTY. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c)
any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor; (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any
Guarantor.

         8.11     CROSS-DEFAULT. An Event of Default occurs and remains
continuing under the Existing Loan and Security Agreement.

         9        BANK'S RIGHTS AND REMEDIES

         9.1      RIGHTS AND REMEDIES. While an Event of Default occurs and
continues Bank may, without notice or demand, do any or all of the following:

                  (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                  (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and
Bank;

                  (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such
Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

                  (d) terminate any FX Contracts;

                  (e) settle or adjust disputes and claims directly with Account
Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

                  (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the
Collateral. Borrower shall assemble the Collateral if Bank requests and

                                      -12-

make it available as Bank designates. Bank may enter premises where the
Collateral is located, take and maintain possession of any part of the
Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.
Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (g) apply to the Obligations any (i) balances and deposits of
Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

                  (i) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

                  (j) demand and receive possession of Borrower's Books; and

                  (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

         9.2      POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c)
settle and adjust disputes and claims about the Accounts directly with Account
Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of Bank's security interest in the Collateral regardless of whether an Event of Default has occurred until all
Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and
Bank's obligation to provide Credit Extensions terminates.

         9.3      ACCOUNTS VERIFICATION; COLLECTION. When an Event of Default
has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account.
After the occurrence and during the continuance of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

         9.4      PROTECTIVE PAYMENTS. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the
Collateral. Bank will make reasonable efforts to provide Borrower with notice of
Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5      APPLICATION OF PAYMENTS AND PROCEEDS. If an Event of Default
has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons

                                      -13-

legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

         9.6      BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the
Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.7      NO WAIVER; REMEDIES CUMULATIVE. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this
Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given.
Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

         9.8      DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which
Borrower is liable.

         10       NOTICES

         All notices, consents, requests, approvals, demands, or other communication (collectively, "Communication") by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b)
upon transmission, when sent by electronic mail or facsimile transmission; (c)
one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

                                      -14-

                  If to Borrower:     Voxware, Inc.
                                      168 Franklin Corner Road
                                      Lawrenceville, New Jersey 08648
                                      Attn: Chief Executive Officer
                                      Fax: (609) 514 4103
                                      Email: TDrury@voxware.com

                  If to Bank:         Silicon Valley Bank
                                      100 Matsonford Road, Building 5, Suite 555
                                      Radnor, Pennsylvania 19087
                                      Attn: Mr. Bill Howell
                                      Fax:  (610) 971-2063
                                      Email: BHowell@svbank.com

                  with a copy to:     Riemer & Braunstein LLP
                                      Three Center Plaza
                                      Boston, Massachusetts 02108
                                      Attn: David A. Ephraim, Esquire
                                      Fax: (617)880-3456
                                      Email: DEphraim@riemerlaw.com

         11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL
REFERENCE

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the
Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK
SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS
PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR
APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK'S
RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR
RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED
UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION,
INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A
MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY
HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12       GENERAL PROVISIONS

         12.1     SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in,
Bank's obligations, rights, and benefits under this Agreement and the other Loan
Documents.

         12.2     INDEMNIFICATION. Borrower agrees to indemnify, defend and hold
Bank and its directors, officers, employees, agents, attorneys, or any other
Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "Claims") asserted by any other party in connection with the transactions contemplated by the Loan
Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

                                      -15-

         12.3     LIMITATION OF ACTIONS. Any claim or cause of action by
Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Loan Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by
(a) the filing of a complaint within one year from the earlier of (i) the date any of Borrower's officer or directors had knowledge of the first act, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of Bank, or on any other person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan
Document.

         12.4     TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.5     SEVERABILITY OF PROVISIONS. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6     AMENDMENTS IN WRITING; INTEGRATION. All amendments to this
Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.7     COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.8     SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.9     CONFIDENTIALITY. In handling any confidential information,
Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to
Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.10    RIGHT OF SET OFF. Borrower hereby grants to Bank, a lien,
security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank
(including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL
RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY
OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF
SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE
HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                                      -16-

         13       DEFINITIONS

         13.1     DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

         "ACCOUNT DEBTOR" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

         "ADVANCE" or "ADVANCES" means an advance (or advances) under the
Revolving Line.

         "ADJUSTED QUICK RATIO" means a ratio of Quick Assets to Quick
Liabilities.

         "AFFILIATE" of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "AGREEMENT" is defined in the preamble hereof.

         "AVAILABILITY AMOUNT" is (a) the lesser of (i) the Revolving Line or
(ii) the Borrowing Base minus (b) the amount of all outstanding Letters of
Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for
Cash Management Services).

         "BANK" is defined in the preamble hereof.

         "BANK EXPENSES" are all audit fees and expenses, costs, and expenses
(including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings)
or otherwise incurred with respect.

         "BOARD" means Borrower's Board of Directors.

         "BORROWER" is defined in the preamble hereof.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

         "BORROWING BASE" is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate, and if Borrower's Adjusted Quick Ratio is less than 1.25 to 1.0, at any time, minus the outstanding Obligations under the Term Loan; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment after consultation with Borrower, based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

         "BORROWING BASE CERTIFICATE" is that certain certificate in the form attached hereto as EXHIBIT C.

         "BORROWING RESOLUTIONS" are, with respect to any Person, those resolutions adopted by such Person's Board of Directors and delivered by such
Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the
Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s)

                                      -17-

of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings
Group or Moody's Investors Service, Inc., and (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

         "CASH MANAGEMENT SERVICES" is defined in Section 2.1.4.

         "CASH MANAGEMENT SERVICES SUBLIMIT" is defined in Section 2.1.4.

         "CODE" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any
Loan Document and such term is defined differently in different Articles or
Divisions of the Code, the definition of such term contained in Article or
Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term "CODE" shall mean the Uniform
Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

         "COLLATERAL" is any and all properties, rights and assets of Borrower described on EXHIBIT A.

         "COLLATERAL ACCOUNT" is any Deposit Account, Securities Account, or
Commodity Account.

         "COMMODITY ACCOUNT" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

         "COMMUNICATION" is defined in Section 10.

         "COMPLIANCE CERTIFICATE" is that certain certificate in the form attached hereto as EXHIBIT D.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent
Obligation" does not include endorsements in the ordinary course of business.
The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

         "CONTROL AGREEMENT" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a
Securities Account or a Commodity account, Borrower, and Bank pursuant to which
Bank obtains control (within the meaning of the Code) over such Deposit Account,
Securities Account, or Commodity Account.

         "CREDIT EXTENSION" is any Advance, Letter of Credit, Term Loan, FX
Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT LIABILITIES" are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total
Liabilities that mature within one (1) year.

                                      -18-

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DEFAULT RATE" is defined in Section 2.3(b).

         "DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

         "DEPOSIT ACCOUNT" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

         "DESIGNATED DEPOSIT ACCOUNT" is Borrower's deposit account, account number _____________, maintained with Bank.

         "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United
States.

         "EFFECTIVE DATE" is defined in the preamble of this Agreement.

         "ELIGIBLE ACCOUNTS" are Accounts which arise in the ordinary course of
Borrower's business that meet all Borrower's representations and warranties in
Section 5.3. Bank reserves the right, after consultation with Borrower, at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

         (a) Accounts for which the Account Debtor has not been invoiced;

         (b) Accounts that the Account Debtor has not paid within ninety (90)
days of invoice date;

         (c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

         (d) Credit balances over ninety (90) days from invoice date;

         (e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed fifty percent (50.0%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

         (f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States, except for Eligible Foreign
Accounts;

         (g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States or state or local government if
Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended or corresponding state or local laws or regulations;

         (h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

         (i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", "bill and hold", or other terms if Account Debtor's payment may be conditional;

         (j) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

                                      -19-

         (k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account
Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (l) Accounts owing from an Account Debtor with respect to which
Borrower has received deferred revenue (but only to the extent of such deferred revenue);

         (m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

         (n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.

         "ELIGIBLE FOREIGN ACCOUNTS" are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts, AND that Bank approves in writing in its sole and absolute discretion, on a case by case basis. Eligible Foreign Accounts shall include Waitrose, Somerfield, Argos, and Intermarche.

         "EQUIPMENT" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and
its regulations.

         "EVENT OF DEFAULT" is defined in Section 8.

         "EXISTING LOAN AGREEMENT" means that certain Loan and Security
Agreement dated as of December 29, 2003, as amended and in effect, by and between the Borrower and the Bank.

         "FOREIGN CURRENCY" means lawful money of a country other than the
United States.

         "FUNDING DATE" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

         "FX BUSINESS DAY" is any day when (a) Bank's Foreign Exchange
Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which
Bank shall buy or sell such Foreign Currency.

         "FX FORWARD CONTRACT" is defined in Section 2.1.3.

         "FX RESERVE" is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GENERAL INTANGIBLES" is all "general intangibles" as defined in the
Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending
(whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

                                      -20-

         "GOOD FAITH DEPOSIT" is defined in Section 2.4(c).

         "GUARANTOR" is any present or future guarantor of the Obligations, including Verbex Acquisition Corporation.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d)
Contingent Obligations.

         "INITIAL AUDIT" shall be the receipt by Bank of the results of a complete audit of Borrower's Accounts, with results satisfactory to Bank in its sole and absolute discretion.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "INVESTMENT" is any beneficial ownership interest in any Person
(including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

         "IP AGREEMENT" is that certain Intellectual Property Security Agreement dated as of December 29, 2003, by and between the Borrower and the Bank.

         "LETTER OF CREDIT" means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.
         "LETTER OF CREDIT APPLICATION" is defined in Section 2.1.2(a).

         "LETTER OF CREDIT RESERVE" has the meaning set forth in Section
2.1.2(d).

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, the Perfection
Certificate, any note, or notes or guaranties executed by Borrower or any
Guarantor, and any other present or future agreement between Borrower any
Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

         "LOCKBOX" is defined in Section 6.9.

         "MATERIAL ADVERSE CHANGE" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such
Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

         "NET INCOME" means, as calculated on a consolidated basis for Borrower for any period as to any date of determination, the net profit (or loss), after provision for taxes for such period taken as a single accounting period.

         "OBLIGATIONS" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Existing Loan Agreement, the Loan
Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency

                                      -21-

Proceedings begin and debts, liabilities, or obligations of Borrower assigned to
Bank, and the performance of Borrower's duties under the Loan Documents.

         "OPERATING DOCUMENTS" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and its bylaws in current form, each of the foregoing with all current amendments or modifications thereto.

         "PAYMENT/ADVANCE FORM" is that certain form attached hereto as EXHIBIT
B.

         "PAYMENT DATE" is the first day of each calendar month.

         "PERFECTION CERTIFICATE" is defined in Section 5.1.

         "PERMITTED ACCOUNTS" is defined in Section 6.6(a).

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's Indebtedness to Bank under this Agreement and the other
Loan Documents;

         (b) Indebtedness existing on the Effective Date and shown on the
Perfection Certificate;

         (c) Subordinated Debt;

         (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

         (e) Indebtedness secured by Permitted Liens; and

         (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its
Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Perfection Certificate and existing on the
Effective Date; and

         (b) Cash Equivalents.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Effective Date and shown on the Perfection
Certificate or arising under this Agreement and the other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which
Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's Liens;

         (c) purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the
Equipment;

         (d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (e) carrier's, warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or

                                      -22-

which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made therefor;

         (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

         (g) deposits to secure the performance of tenders, bids or leases, trade contracts (other than for borrowed money), statutory obligations, surety, customs, stay and appeal bonds, performance and return of money bonds, government contracts and other obligations of a like nature in an amount not to exceed Fifty Thousand Dollars ($50,000.00), in the aggregate.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "PROFITABILITY EVENT" is the confirmation by the Bank that Borrower has maintained a net profit of at least One Dollar ($1.00), for two (2) consecutive fiscal quarters.

         "QUICK ASSETS" is, on any date, Borrower's, unrestricted cash, plus net billed accounts receivable.

         "QUICK LIABILITIES" are Current Liabilities, less (i) the current portion of Subordinated Debt and Deferred Revenue, and (ii) accrued bonuses due to employees.

         "REGISTERED ORGANIZATION" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

         "RESPONSIBLE OFFICER" is any of the Chief Executive Officer,
President, Chief Financial Officer and Controller of Borrower.

         "REVOLVING LINE" is an Advance or Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time.

         "REVOLVING LINE MATURITY DATE" is October 31, 2007.

         "SECURITIES ACCOUNT" is any "securities account" as defined in the
Code with such additions to such term as may hereafter be made.

         "SUBORDINATED DEBT" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

         "SUBSIDIARY" means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

         "TANGIBLE NET WORTH" is, on any date, the total assets of Borrower
MINUS (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to
Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, MINUS (b) Total Liabilities , PLUS (c) Subordinated Debt.

         "TERM LOAN" is a loan made by Bank pursuant to the terms of Section
2.1.5 hereof.

         "TERM LOAN" is an aggregate amount equal to One Million Five Hundred
Thousand Dollars ($1,500,000.00) outstanding at any time.

                                      -23-

         "TERM LOAN MATURITY DATE" is September 1, 2009.

         "TERM LOAN PAYMENT" is defined in Section 2.1.5(b).

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

         "TRANSFER" is defined in Section 7.1.

                             SIGNATURE PAGE FOLLOWS.

                                      -24-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of
Massachusetts as of the Effective Date.

BORROWER:

VOXWARE, INC.

By /s/ Paul Commons
  -----------------------------------------
Name: Paul Commons
     --------------------------------------
Title: Chief Financial Officer
      -------------------------------------

BANK:

SILICON VALLEY BANK

By /s/ Richard White
  -----------------------------------------
Name: Richard White
     --------------------------------------
Title: Relationship Manager
      -------------------------------------

                 [Signature page to Loan and Security Agreement]

                                    EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

         All goods, Accounts (including health-care receivables), Equipment,
Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                        1

2

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM

                DEADLINE FOR SAME DAY PROCESSING IS NOON E.S.T.*


Fax To:                                                                               Date: _____________________

------------------------------------------------------------------------------------------------------------------------------------
LOAN PAYMENT:
                                                                 VOXWARE, INC.

From Account #________________________________                To Account #______________________________________________________
                  (Deposit Account #)                                                           (Loan Account #)

Principal $___________________________________                and/or Interest $_________________________________________________

AUTHORIZED SIGNATURE:____________________________                       Phone Number:___________________________________________
Print Name/Title: _______________________________

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LOAN ADVANCE:

Complete OUTGOING WIRE REQUEST section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_____________________________________________     To Account #_____________________________________________________
                       (Loan Account #)                                                     (Deposit Account #)

Amount of Advance $________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

AUTHORIZED SIGNATURE:__________________________________________                Phone Number: ____________________________________
Print Name/Title: _____________________________________________

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OUTGOING WIRE REQUEST:
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE IS TO BE WIRED.
Deadline for same day processing is noon, E.S.T.

Beneficiary Name: _______________________________                                 Amount of Wire: $_______________________________
Beneficiary Bank: _______________________________                                 Account Number: ________________________________
City and State: _________________________________

Beneficiary Bank Transit (ABA) #: _______________     Beneficiary Bank Code (Swift, Sort, Chip, etc.): ___________________________
                                                            (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ______________________________     Transit (ABA) #: ___________________________________________________________
For Further Credit to: ___________________________________________________________________________________________________________

Special Instruction: _____________________________________________________________________________________________________________

------------------------------------------------------------------------------------------------------------------------------------


     ______________________________________
     * Unless otherwise provided for an Advance bearing interest at LIBOR.

                                        1



------------------------------------------------------------------------------------------------------------------------------------
BY SIGNING BELOW, I (WE) ACKNOWLEDGE AND AGREE THAT MY (OUR) FUNDS TRANSFER REQUEST SHALL BE PROCESSED IN ACCORDANCE WITH AND
SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENTS(S) COVERING FUNDS TRANSFER SERVICE(S), WHICH AGREEMENTS(S) WERE
PREVIOUSLY RECEIVED AND EXECUTED BY ME (US).

Authorized Signature: ___________________________    2nd Signature (if required): __________________________________
Print Name/Title: ______________________________     Print Name/Title: _____________________________________________
Telephone #: ____________________________________    Telephone
------------------------------------------------------------------------------------------------------------------------------------


                                        2

                                   EXHIBIT C

                           BORROWING BASE CERTIFICATE

-------------------------------------------------------------------------------------------------------------------
Borrower: Voxware, Inc.
Lender:  Silicon Valley Bank
Commitment Amount:        $1,500,000.00

ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of ____________________                           $_______________
2.       Additions (please explain on reverse)                                               $_______________
3.       TOTAL ACCOUNTS RECEIVABLE                                                           $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Amounts over 90 days due                                                            $_______________
5.       Balance of 50% over 90 day accounts                                                 $_______________
6.       Credit balances over 90 days                                                        $_______________
7.       Concentration Limits                                                                $_______________
8.       Foreign Accounts                                                                    $_______________
9.       Governmental Accounts                                                               $_______________
10.      Contra Accounts                                                                     $_______________
11.      Promotion or Demo Accounts                                                          $_______________
12.      Intercompany/Employee Accounts                                                      $_______________
13.      Disputed Accounts                                                                   $_______________
14.      Deferred Revenue                                                                    $_______________
15.      Other (please explain on reverse)                                                   $_______________
16.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                $_______________
17.      Eligible Accounts (#3 minus #16)                                                    $_______________
18.      ELIGIBLE AMOUNT OF ACCOUNTS ( 80% of #17, if Borrower's Adjusted Quick Ratio is     $_______________
         less than 1.25 to 1.0, at any time, minus the outstanding Obligations under the
         Term Loan)

BALANCES
19.      Maximum Loan Amount                                                                 $_______________
20.      Total Funds Available (Lesser of #19 and #18)                                       $_______________
21.      Present balance owing on Line of Credit                                             $_______________
22.      Outstanding under Sublimits (L/C, Cash Mgt, Fx)                                     $_______________
23.      RESERVE POSITION (#20 minus #21 and #22)                                            $_______________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT,AND THAT THE INFORMATION IN THIS BORROWING
BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE
UNDERSIGNED AND SILICON VALLEY BANK.

                                                                     ----------------------------------------------
                                                                                     BANK USE ONLY
COMMENTS:                                                            Received by: _______________________
                                                                                       AUTHORIZED SIGNER
                                                                     Date:   ____________________________
By: ___________________________                                      Verified: __________________________
         Authorized Signer                                                             AUTHORIZED SIGNER
Date: ________________________________                               Date: ______________________________
                                                                     Compliance Status:      Yes      No
                                                                     ----------------------------------------------


                                        1

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:  SILICON VALLEY BANK                                               Date:
                                                                              ----------------------------
FROM:    VOXWARE, INC.

         The undersigned authorized officer of Voxware, Inc. ("Borrower")certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default,
(3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by
Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which
Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

------------------------------------------------------------- ---------------------------------------- ---------------------
                       REPORTING COVENANT                                       REQUIRED                       COMPLIES
------------------------------------------------------------- ---------------------------------------- ---------------------

------------------------------------------------------------- ---------------------------------------- ---------------------
Monthly financial statements with                             Monthly within 30 days                           Yes   No
Compliance Certificate
------------------------------------------------------------- ---------------------------------------- ---------------------
Annual financial statement (CPA Audited) + CC                 FYE within 120 days                              Yes   No
------------------------------------------------------------- ---------------------------------------- ---------------------
10-Q, 10-K and 8-K                                            Within 5 days after filing with SEC              Yes   No
------------------------------------------------------------- ---------------------------------------- ---------------------
Borrowing Base Certificate A/R Agings                         Monthly within 30 days                           Yes   No
------------------------------------------------------------- ---------------------------------------- ---------------------
Audit                                                         Annually and within 45 days of Effective         Yes   No
                                                              Date
------------------------------------------------------------- ---------------------------------------- ---------------------
Board approved projections                                    Annually                                         Yes   No
----------------------------------------------------------------------------------------------------------------------------
The following Intellectual Property was registered after the Effective Date (if no registrations, state "None")
----------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------- --------------- --------------- ----------------------
                            FINANCIAL COVENANT                         REQUIRED        ACTUAL                  COMPLIES
--------------------------------------------------------------------- --------------- --------------- ----------------------
--------------------------------------------------------------------- --------------- --------------- ----------------------
 Minimum Cash Balances                                                 $1,500,000.00   $                       Yes   No
--------------------------------------------------------------------- --------------- --------------- ----------------------
 Minimum Tangible Net Worth                                            $______ *       $                       Yes   No
--------------------------------------------------------------------- --------------- --------------- ----------------------

------------------------------------------- -------------------------------------- -----------------------------------------
ADJUSTED QUICK RATIO**                      REQUIRED                               ACTUAL
------------------------------------------- -------------------------------------- -----------------------------------------
Minimum Adjusted Quick Ratio                1.25: 1.0
------------------------------------------- -------------------------------------- -----------------------------------------


* As set forth in Section 6.7(b) of the Agreement

** Note, this is not a financial covenant.

                                        1



         The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

         The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________

Voxware, Inc.                                                  BANK USE ONLY

                                                               Received by: _______________________
By:___________________________________________                                   AUTHORIZED SIGNER
Name:_________________________________________                 Date:  _____________________________
Title:________________________________________
                                                               Verified: __________________________
                                                                                 AUTHORIZED SIGNER
                                                               Date:  _____________________________

                                                               Compliance Status:      Yes     No



                                        2

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                         FINANCIAL COVENANTS OF BORROWER



Dated:   ____________________

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.        TANGIBLE NET WORTH

A.        Aggregate value of total assets of Borrower and                                                 $______

B.        Aggregate value of goodwill of Borrower                                                         $______

C.        Aggregate value of intangible assets of Borrower                                                $______

D.        Aggregate value of any reserves not already deducted from assets                                $______

E.        Aggregate value of obligations owing to Borrower from officers or other directors               $______

F.        Aggregate value of liabilities of Borrower (including all
          Indebtedness) $ and current portion of Subordinated Debt permitted by
          Bank to be paid by Borrower (but no other Subordinated Debt)
G.        Value of Subordinated Debt                                                                      $______

H.        Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F,    $______
          plus line G)

Is line H equal to or greater than $_____________?

         _________  No, not in compliance                                       ________  Yes, in compliance

II.       ADJUSTED QUICK RATIO

A.        Aggregate value of the unrestricted cash of Borrower                                            $______

B.        Aggregate value of the net billed accounts receivable of Borrower                               $______

C.        Quick Assets (the sum of lines A and B)                                                         $______

D.        Aggregate value of Obligations to Bank                                                          $______

E.        Aggregate value of liabilities of Borrower (including all
          Indebtedness) that matures within one (1) year and current portion of
          Subordinated Debt permitted by Bank to be paid by Borrower $



                                        3


F         Aggregate value of (i) the current portion of Subordinated Debt and
          Deferred Revenue and (ii) accrued bonuses due to employees
G.        Quick Liabilities (the sum of lines D, E minus F)                                               $______

G. Adjusted Quick Ratio (line C divided by line G)                                                         _______

Is line G equal to or greater than 1.25:1:00?


                                        4

                                                                    Exhibit 10.2

                        FIFTH LOAN MODIFICATION AGREEMENT

         This Fifth Loan Modification Agreement (this "Loan Modification
Agreement') is entered into as of May 24, 2006, by and between SILICON VALLEY
BANK, a California corporation, with its principal place of business at 3003
Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton,
Massachusetts 02462 ("Bank") and VOXWARE, INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New
Jersey 08648 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank, as amended by a certain
First Loan Modification Agreement dated as of May 28, 2004, by and between
Borrower and Bank, as amended by a certain Second Loan Modification Agreement dated as of December 8, 2004, by and between Borrower and Bank, as amended by a certain Third Loan Modification Agreement dated as of November 9, 2005, by and between Borrower and Bank, and as further amended by a certain Fourth Loan
Modification Agreement dated as of January 20, 2006, but effective as of
December 26, 2005, by and between Borrower and Bank (as amended, the "Loan
Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the
Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing
Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A. MODIFICATIONS TO LOAN AGREEMENT.

         1. The Loan Agreement shall be amended by deleting Section 6.2 entitled "Financial Statements, Reports Certificates" in its entirety, and inserting in lieu thereof the following:

            "6.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                     (a) Deliver to Bank: (i) as soon as available, but no
                later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to
                Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;
                (iii) within five (5) days of delivery, copies of all
                statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting
                requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form
                10-K, 10-Q and 8-K filed with the Securities and Exchange
                Commission or a link thereto on Borrower's or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its
                Subsidiaries of One Hundred Thousand Dollars ($100,000) or more;


                (vi) annually, and as requested by Bank, Board approved
                financial projections; (vii) prompt notice of an event that materially and adversely affects the value of the intellectual property; and (viii) other financial information reasonably requested by Bank.

                In the event the Guarantor Loan Arrangements are terminated for any reason, such Guarantor shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, management prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank, and (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of
                Borrower's fiscal year, audited consolidated financial
                statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably
                acceptable to Bank.

                     (b) Within thirty (30) days after the last day of each
                month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible
                Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement."

         2. The Loan Agreement shall be amended by deleting the amount of
            "$25,000.00" appearing in Section 6.5 (Insurance) and inserting the amount of "$50,000.00" in lieu thereof.

         3. The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.11 thereof :

            "6.11    FINANCIAL COVENANTS.

                     Borrower shall maintain, at all times, to be tested as
                of the last day of each month, unless otherwise noted:

                     (a) ADJUSTED QUICK RATIO. To be tested as of the last day
                of each month, beginning with the month ending November 30,
                2005, Borrower shall maintain, an Adjusted Quick Ratio of at least 1.5 to 1.0.

                     (b) MINIMUM TANGIBLE NET WORTH. Borrower shall maintain
                a minimum Tangible Net Worth of: (i) (a) Three Million Two
                Hundred Seventy-Five Thousand Dollars ($3,275,000.00) as of the
                last day of each month which is not the final month in a
                quarter, and (b) Three Million Seven Hundred Fifty Thousand
                Dollars ($3,750,000.00) on the last day of each quarter, plus
                (ii) beginning on June 30, 2006, and on an annual basis
                thereafter, an amount equal to fifty percent (50.0%) of
                Borrower's Net Income for the prior year, for any applicable period, determined in accordance with GAAP."

                and inserting in lieu thereof the following:

            "6.11   FINANCIAL COVENANTS.

            Borrower shall maintain, as of the last day of each
            month, unless otherwise noted:

                     (a) MINIMUM CASH BALANCE. As of the Effective Date, and at
            all times thereafter, Borrower shall maintain unrestricted and unencumbered cash, in accounts


            with the Bank or a Bank subsidiary, as directed by Bank, plus any used portion of Availability Amount, collectively in amount not less than One Million Five Hundred Thousand Dollars
            ($1,500,000.00), which shall be tested as of the last day of each month.

                     (b) TANGIBLE NET WORTH. Commencing with the month ending
            May 31, 2006, and as of the last day of each month thereafter, a
            Tangible Net Worth of at least: (i) One Million Six Hundred
            Thousand Dollars ($1,600,000.00) (with the exception of the month ending January 31, 2007, which shall be Seven Hundred
            Thousand Dollars ($700,000.00)), plus (ii) on a quarterly basis beginning with the quarter ending June 30, 2006, an amount equal to fifty percent (50.0%) of Borrower's Net Income for the subject quarter, for any applicable period, determined in
            accordance with GAAP. As used herein "Net Income" means, as calculated on a consolidated basis for Borrower for any period as to any date of determination, the net profit (or loss), after provision for taxes for such period taken as a single accounting period"

         4. The Loan Agreement shall be amended by deleting the amount of
            "$5,000.00" appearing in Section 7.2 (Changes in Business,
            Ownership, Management or Business Locations), and inserting the amount of "$10,000.00" in lieu thereof.

         5. The Loan Agreement shall be amended by deleting Section 7.8 entitled "Subordinated Debt" in its entirety, and inserting in lieu thereof the following:

            "7.8     SUBORDINATED DEBT.  (a) Make or permit any payment on any
            Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such
            Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank."

         6. The Loan Agreement shall be amended by deleting Section 8.7 entitled "Judgments" in its entirety, and inserting in lieu thereof the following:

            "8.7     JUDGMENTS. A judgment or judgments for the payment
            of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) (not covered by independent third-party insurance) shall be rendered against
            Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no
            Credit Extensions will be made prior to the satisfaction or stay of such judgment);"

         7. The Compliance Certificate appearing as EXHIBIT C to the Loan and Security Agreement is hereby replaced with the Compliance
            Certificate attached as EXHIBIT A hereto.

4. FEES. The Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan
Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 29,
2003, between Borrower and Bank, and acknowledges, confirms and agrees that said
Intellectual Property Security Agreement contains an accurate and complete listing, in all material respects, of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, and shall remain in full force and effect.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that
Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.
Bank's agreement to modifications to the existing Obligations pursuant to this
Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                              BANK:

VOXWARE, INC.                          SILICON VALLEY BANK

By: /s/ Paul Commons                   By: /s/ Richard White
   ---------------------------------      ------------------------------------

Name: Paul Commons                     Name: Richard White
     -------------------------------        ----------------------------------

Title: Chief Financial Officer         Title: Relationship Manager
      ------------------------------         ---------------------------------


         The undersigned, VERBEX ACQUISITION CORPORATION, a Delaware corporation
("Guarantor") hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty of the obligations of Borrower to Bank dated January 27, 2004 (the "Guaranty"), (B) a certain
Security Agreement by Guarantor in favor of Bank dated January 27, 2004 (the
"Security Agreement");(ii) acknowledges, confirms and agrees that the Guaranty, and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of
Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan
Modification Agreement.

                                     VERBEX ACQUISITION CORPORATION

                                     /s/ Paul Commons
                                     -------------------------------
                                     Paul Commons
                                     Chief Financial Officer


                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK                             Date: ____________________

FROM:    VOXWARE, INC.

         The undersigned authorized officer of Voxware, Inc. ("Borrower")
certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its
Subsidiaries, has timely filed all required tax returns and reports, and
Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no
Liens have been levied or claims made against Borrower or any of its
Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement. PLEASE
INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.



----------------------------------------------------------------------------------------------------------------------------
                       REPORTING COVENANT                                       REQUIRED                       COMPLIES
------------------------------------------------------------- ---------------------------------------- ---------------------

------------------------------------------------------------- ---------------------------------------- ---------------------
Monthly financial statements with                             Monthly within 30 days                           Yes No
Compliance Certificate
------------------------------------------------------------- ---------------------------------------- ---------------------
Annual financial statement (CPA Audited) + CC                 FYE within 120 days                              Yes No
------------------------------------------------------------- ---------------------------------------- ---------------------
10-Q, 10-K and 8-K                                            Within 5 days after filing with SEC              Yes No
------------------------------------------------------------- ---------------------------------------- ---------------------
Board approved projections
Annually                                                              Yes   No
----------------------------------------------------------------------------------------------------------------------------
The following Intellectual Property was registered after the Effective Date (if no registrations, state "None")
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------- --------------- --------------- ----------------------
                            FINANCIAL COVENANT                         REQUIRED        ACTUAL                  COMPLIES
--------------------------------------------------------------------- --------------- --------------- ----------------------

--------------------------------------------------------------------- --------------- --------------- ----------------------

--------------------------------------------------------------------- --------------- --------------- ----------------------
 Minimum Cash Balances                                                 $1,600,000.00   $                        Yes No
--------------------------------------------------------------------- --------------- --------------- ----------------------
 Minimum Tangible Net Worth                                            $______ *       $                        Yes No
--------------------------------------------------------------------- --------------- --------------- ----------------------



* As set forth in Section 6.11(b) of the Agreement


         The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this
Certificate.

         The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

-------------------------------------- -----------------------------------------
Voxware, Inc.                            BANK USE ONLY

                                         Received by: _____________________
By:________________________________                      AUTHORIZED SIGNER
Name:______________________________      Date:  _________________________
Title:_____________________________
                                         Verified: ________________________
                                                         AUTHORIZED SIGNER
                                         Date:  _________________________

                                         Compliance Status:    Yes     No
-------------------------------------- -----------------------------------------


                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                         FINANCIAL COVENANTS OF BORROWER

Dated:   ____________________

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.



I. TANGIBLE NET WORTH

--------- ----------------------------------------------------------------------------------------------- ------------
A.        Aggregate value of total assets of Borrower and                                                 $________

--------- ----------------------------------------------------------------------------------------------- ------------
B.        Aggregate value of goodwill of Borrower                                                         $________

--------- ----------------------------------------------------------------------------------------------- ------------
C.        Aggregate value of intangible assets of Borrower                                                $________

--------- ----------------------------------------------------------------------------------------------- ------------
D.        Aggregate value of any reserves not already deducted from assets                                $________

--------- ----------------------------------------------------------------------------------------------- ------------
E.        Aggregate value of obligations owing to Borrower from officers or other directors               $________

--------- ----------------------------------------------------------------------------------------------- ------------
F.        Aggregate value of liabilities of Borrower (including all Indebtedness)                         $________
          and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)
--------- ----------------------------------------------------------------------------------------------- ------------
G.        Value of Subordinated Debt                                                                      $________

--------- ----------------------------------------------------------------------------------------------- ------------
H.        Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F,    $________
          plus line G)
--------- ----------------------------------------------------------------------------------------------- ------------
I         Plus, beginning with the quarter ending _________, an amount equal to 50% of the Borrower's
          Net Income for the subject quarter
--------- ----------------------------------------------------------------------------------------------- ------------

Is line H equal to or greater than $_____________?

         __________ No, not in compliance                                       _________ Yes, in compliance



                                                                    Exhibit 10.3

                                                                   May 24 , 2006

Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462

         RE:      AMENDMENT TO LOAN ARRANGEMENT WITH VOXWARE, INC.

Gentlemen:

         Reference is made to a certain loan arrangement entered into by and between VOXWARE INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (the
"BORROWER"), and Silicon Valley Bank (the "BANK"), as evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank (together with all documents executed in connection therewith or related thereto, as amended, collectively referred to herein as the
"LOAN AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

         The Borrower and the Bank have entered into a certain Loan and Security
Agreement dated as of May 24, 2006 (the "2006 LOAN AGREEMENT") whereby, among other things, the Bank has agreed to extend additional credit (the "ADDITIONAL
CREDIT") pursuant to a certain revolving line in the principal amount of up to
One Million Five Hundred Thousand Dollars ($1,500,000.00), and a term loan in the principal amount of up to One Million Five Hundred Thousand Dollars
($1,500,000.00).

         The Borrower and the Bank have entered into a Fifth Loan Modification
Agreement dated as of May 24, 2006 (the "AMENDMENT") whereby certain terms and conditions of the Loan Agreement have been amended.

         Reference is further made to a certain Unconditional Guaranty (the
"GUARANTY") dated as of December 29, 2003, executed and delivered by the undersigned (the "Guarantor"), pursuant to which the undersigned unconditionally guarantied the prompt, punctual and faithful payment and performance of all liabilities and obligations of the Borrower to the Bank (hereinafter, the
"OBLIGATIONS").

         In order to induce the Bank to enter into the Amendment, the undersigned hereby:

                  (a)      ratifies, confirms and reaffirms, all and singular,
                           the terms and conditions of the Guaranty; and

                  (b)      acknowledges, confirms and agrees that the Guaranty
                           shall remain in full force and effect and shall in no
                           way be limited by the execution of the Amendment; and

         The Bank acknowledges, confirms and agrees that the Obligations (as defined above) of Guarantor under the Guaranty includes ONLY the Obligations of the Borrower under the Loan Agreement relating to the Revolving Line and the
Term Loan and shall not include the Obligations of the Borrower under the 2006
Loan Agreement pursuant to the Additional Credit.


         Further, the undersigned acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to the Borrower's and/or the undersigned's respective liabilities and obligations due and owing to the Bank, and that to the extent that the undersigned has or has ever had any such offsets, defenses, claims or counterclaims, the undersigned hereby specifically WAIVES and RELEASES any and all rights to same.

         This letter shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                           Very truly yours,

                                           ("Guarantor")

                                           Edison Venture Fund V, L.P.

                                           By: /s/ Ross Martinson
                                              --------------------------------

                                           Name: Ross Martinson
                                                ------------------------------

                                           Title: A General Partner
                                                 -----------------------------

                                                                    Exhibit 10.4

                                                                   May 24 , 2006

Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462

         RE:      AMENDMENT TO LOAN ARRANGEMENT WITH VOXWARE, INC.

Gentlemen:

         Reference is made to a certain loan arrangement entered into by and between VOXWARE INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (the
"BORROWER"), and Silicon Valley Bank (the "BANK"), as evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank (together with all documents executed in connection therewith or related thereto, as amended, collectively referred to herein as the
"LOAN AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

         The Borrower and the Bank have entered into a certain Loan and Security
Agreement dated as of May 24, 2006 (the "2006 LOAN AGREEMENT") whereby, among other things, the Bank has agreed to extend additional credit (the "ADDITIONAL
CREDIT") pursuant to a certain revolving line in the principal amount of up to
One Million Five Hundred Thousand Dollars ($1,500,000.00), and a term loan in the principal amount of up to One Million Five Hundred Thousand Dollars
($1,500,000.00).

         The Borrower and the Bank have entered into a Fifth Loan Modification
Agreement dated as of May 24, 2006 (the "AMENDMENT") whereby the terms and conditions of the Loan Agreement have been amended.

         Reference is further made to a certain Unconditional Guaranty (the
"GUARANTY") dated as of December 29, 2003, executed and delivered by the undersigned (the "Guarantor"), pursuant to which the undersigned unconditionally guarantied the prompt, punctual and faithful payment and performance of all liabilities and obligations of the Borrower to the Bank (hereinafter, the
"OBLIGATIONS").

         In order to induce the Bank to enter into the Amendment, the undersigned hereby:

                  (a)      ratifies, confirms and reaffirms, all and singular,
                           the terms and conditions of the Guaranty; and

                  (b)      acknowledges, confirms and agrees that the Guaranty
                           shall remain in full force and effect and shall in no
                           way be limited by the execution of the Amendment; and

         The Bank acknowledges, confirms and agrees that the Obligations (as defined above) of Guarantor under the Guaranty includes ONLY the Obligations of the Borrower under the Loan Agreement relating to the Revolving Line and the
Term Loan and shall not include the Obligations of the Borrower under the 2006
Loan Agreement pursuant to the Additional Credit.


         Further, the undersigned acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to the Borrower's and/or the undersigned's respective liabilities and obligations due and owing to the Bank, and that to the extent that the undersigned has or has ever had any such offsets, defenses, claims or counterclaims, the undersigned hereby specifically WAIVES and RELEASES any and all rights to same.

         This letter shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                       Very truly yours,

                                       ("Guarantor")

                                       Cross Atlantic Technology Fund II, L.P.

                                       By: /s/ Brian K. Adamsky
                                          --------------------------------

                                       Name: Brian K. Adamsky
                                            ------------------------------

                                       Title: CFO & Secretary
                                             -----------------------------


                                                                    Exhibit 10.5

                                                                   May 24 , 2006

Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462

         RE:      AMENDMENT TO LOAN ARRANGEMENT WITH VOXWARE, INC.

Gentlemen:

         Reference is made to a certain loan arrangement entered into by and between VOXWARE INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (the
"BORROWER"), and Silicon Valley Bank (the "BANK"), as evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank (together with all documents executed in connection therewith or related thereto, as amended, collectively referred to herein as the
"LOAN AGREEMENT").

         The Borrower and the Bank have entered into a certain Loan and Security
Agreement dated as of May 24, 2006 (the "2006 LOAN AGREEMENT") whereby, among other things, the Bank has agreed to extend additional credit (the "ADDITIONAL
CREDIT") pursuant to a certain revolving line in the principal amount of up to
One Million Five Hundred Thousand Dollars ($1,500,000.00), and a term loan in the principal amount of up to One Million Five Hundred Thousand Dollars
($1,500,000.00).

         The Borrower and the Bank have entered into a Fifth Loan Modification
Agreement dated as of May 24 , 2006 (the "AMENDMENT") whereby certain terms and conditions of the Loan Agreement have been amended.

         Reference is made to a certain Unconditional Guaranty (the "GUARANTY")
dated as of January 27, 2004, executed and delivered by the undersigned (the
"GUARANTOR"), pursuant to which the undersigned unconditionally guarantied the prompt, punctual and faithful payment and performance of all liabilities and obligations of the Borrower to the Bank (hereinafter, the "OBLIGATIONS").

         Reference is further made to a certain Security Agreement (the
"SECURITY AGREEMENT") dated as of January 27, 2004, executed and delivered by the Guarantor, pursuant to which the undersigned granted certain Collateral (as defined therein) to the Bank to secure the Obligations of Borrower to Bank under the Loan Agreement.

         In order to induce the Bank to enter into the 2006 Loan Agreement and the Amendment, the undersigned hereby:

                  (a)      ratifies, confirms and reaffirms, all and singular,
                           the terms and conditions of the Guaranty and Security
                           Agreement;

                  (b)      acknowledges, confirms and agrees that the Guaranty
                           and Security Agreement shall remain in full force and
                           effect and shall in no way be limited by the
                           execution of the Amendment and the 2006 Loan
                           Agreement;


                  (c)      acknowledges, confirms and agrees that the
                           obligations of the Borrower to the Bank under the
                           Guaranty include, without limitation, all Obligations
                           of Borrower to Bank under the Loan Agreement, as
                           modified by the Amendment, and the 2006 Loan
                           Agreement; and

                  (d)      acknowledges, confirms and agrees that the Bank's
                           security interest in the Guarantor's Collateral, as
                           defined under the Security Agreement shall continue
                           to secure the Obligations of the Borrower under the
                           Guaranty, including the Loan Agreement, as modified
                           by the Amendment, and the 2006 Loan Agreement.
         Further, the undersigned acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to the Borrower's and/or the undersigned's respective liabilities and obligations due and owing to the Bank, and that to the extent that the undersigned has or has ever had any such offsets, defenses, claims or counterclaims, the undersigned hereby specifically WAIVES and RELEASES any and all rights to same.

         This letter shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                        Very truly yours,

                                        ("Guarantor")

                                        VERBEX ACQUISITION CORPORATION

                                        By: /s/ Paul Commons
                                           --------------------------------

                                        Name: Paul Commons
                                              -----------------------------

                                        Title: Chief Financial Officer
                                               ----------------------------